Exhibit 4.1

Incapital Trust Products Trust __

Trust Agreement

Among

Incapital Trust Products LLC

as Depositor,

U.S. Bank National Association,

as Trustee and Securities Intermediary,

U.S. Bank Trust National Association,

as Delaware Trustee

and

Incapital Holdings LLC

as Administrative Agent

Dated as of ___________, ____, 201_

Pass-Through Certificates

CROSS-REFERENCE TABLE

Section of	Section of
Trust Indenture Act of 1939, as amended	Trust Agreement
310(a)(1), (2)	8.06(a)
310(a)(3)	8.10
310(a)(4)	8.02(c)
310(a)(5)	8.06(a)
310(b)	8.06, 8.07
310(c).	Not Applicable
311(a)	6.07
311(b)	6.07
311(c)	Not Applicable
312(a)	4.04(a)
312(b)	4.04(b)
312(c)	4.04(c)
313(a)	4.02(d)
313(b)	4.02(d)
313(c)	4.02(d), 6.06(c)
313(d)	4.02(d)
314(a)	6.06(a), 6.06(b)
314(b)	Not Applicable
314(c)(1)	8.02(b)
314(c)(2)	8.02(b)
314(c)(3)	8.02(b)
314(d)	Not Applicable
314(e)	8.02(b)
315(a)	8.01(c)
315(b)	4.02(e)
315(c)	Not Applicable
315(d)	8.01(c)
316(a)(1)	7.02
316(a)(2)	Not Applicable
316(b)	4.01, 10.02
316(c)	5.06
317(a)	3.08
317(b)	5.09
318(a)	10.01

i

Section 10.11	Intention of Parties	55
Section 10.12	Force Majeure	56

v

TRUST AGREEMENT

This Trust Agreement (this "Agreement"), dated as of _______, 2011, by and among U.S. Bank National Association, as Trustee and Securities Intermediary (the "Trustee"), U.S. Bank Trust National Association, as Delaware trustee, Incapital Trust Products LLC, a Delaware limited liability company, as Depositor (the "Depositor"), and Incapital Holdings LLC, a Delaware limited liability company, as Administrative Agent (the "Administrative Agent"), relates to the issuance of Pass-Through Certificates (the "Certificates") of  Incapital Trust Products Trust _________ (the "Trust").

PRELIMINARY STATEMENT

The Depositor, the Trustee and the Agent have duly authorized the execution and delivery of this Agreement to provide for the issuance of the Certificates.

All representations, covenants and agreements made herein by each of the Depositor, the Trustee and the Agent are for the benefit and security of the Certificateholders.

The Depositor is entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

ARTICLE I
DEFINITIONS; CONSTRUCTION

Section 1.01         Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement:

"Account": As defined in Section 3.06.

“Act”: As defined in Section 2.04.

"Administrative Agent": An entity that has agreed to perform, on behalf of the Certificateholders, the services specified in Sections 3.08, 3.09, 3.10 and 3.12, which Administrative Agent initially shall be Incapital Holdings LLC.

“Administrative Agent Agreement”:  Agreement between the Administrative Agent and the Trust, dated as of ___________, ____, 201_.

"Administrative Agent Fee": As defined in Section 3.10.

"Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agency Agreement": The agency agreement among the Certificates Agent[s] and the Depositor, dated as of ___________, ____, 201_ relating to the offer and sale of the Certificates.

"Authenticating Agent": As defined in Section 5.10.

"Available Expense Amount": An amount equal to the product of (1) the aggregate Certificate Principal Balance of all Certificates Outstanding on the Business Day immediately preceding the applicable Regular Distribution Date and (2) __%, which amount shall be deducted first from interest payments and then from principal payments, if any, received by the Trustee on the Underlying Notes.

"Available Funds": With respect to any Regular Distribution Date, (1) all amounts received by the Trustee on or with respect to the Underlying Notes or other Trust Property from but excluding the Determination Date related to the immediately preceding Regular Distribution Date (or, in the case of the initial Regular Distribution Date, the Closing Date) to and including the Determination Date related to such Regular Distribution Date, plus (2) all investment income from Eligible Investments, paid during the period in clause (1) above, in each case on deposit in the Certificate Account and available for distribution on such Regular Distribution Date, minus any amounts received by the Trustee during the period in clause (1) above and previously distributed on a Special Distribution Date.

"Business Day": Any day, other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York or in Boston, Massachusetts.

"Certificate" or "Certificates": Any of the certificates, defined as Certificates in the preamble hereto, that are executed, authenticated and delivered under this Agreement, including Global Certificates and Certificated Certificates.

"Certificate Account": An Eligible Account established in accordance with Section 3.05.

"Certificate Principal Balance": With respect to a Certificate that is Outstanding, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to payments of principal of the Underlying Notes (without taking into account any premium payable in connection with the optional redemption of the Underlying Notes).

"Certificate Register" and "Certificate Registrar": As respectively defined in Section 5.03.

"Certificated Certificate": Any Certificate in definitive, physical form registered in the name of a Person other than the Depositary or its nominee.

"Certificateholder" and "Holder": The Person in whose name a Certificate is registered as designated in the Certificate Register as of any relevant date.

"Certificates Agent[s]": __________, __________ and ____________ in [its][their] capacity as agents for the Depositor in soliciting offers to purchase the Certificates.

"Closing Date": The date on which the Certificates are initially executed, authenticated and delivered under this Agreement.

"Code": The U.S. Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

"Collection Period": The Initial Collection Period and, with respect to any Regular Distribution Date, the period from but excluding the Determination Date related to the immediately preceding Regular Distribution Date to but including the Determination Date related to such Regular Distribution Date.

"Commission": The U.S. Securities and Exchange Commission or any successor agency thereto.

"Concentration Event":  Such time as of which the assets of the Trust are comprised of the underlying debt securities, the aggregate principal amount of which are less than 30% of the original aggregate principal amount or such percentage specified in the applicable prospectus supplement for the Trust.

"Corporate Trust Office": The Trustee's offices at 1 Federal Street, 3rd Floor, Boston, MA 02110, Attention: Laura Cawley, or such other addresses as the Trustee may designate from time to time by written notice to the Certificateholders and the Depositor.

"Default Event": An "event of default" with respect to any Underlying Note.

“Delaware Trustee”: U.S. Bank Trust National Association initially or such other Person as appointed by the Depositor.

"Depositary": DTC initially, or such other depositary appointed by the Depositor.

"Depositor": Incapital Trust Products LLC, a Delaware limited liability company, and any of its successors or assigns.

"Depositor Order" or "Depositor Requests": A written order or request, respectively, signed in the name of the Depositor by any of its Executive Officers and delivered to the Trustee.

“Determination Date”: The second Business Day immediately preceding a Distribution Date.

"Distribution Date": Each Regular Distribution Date and Special Distribution Date.

"Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

"DTC": The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and any of its successors or assigns.

"Eligible Account": A non-interest bearing account held in the name of the Trustee in trust for the benefit of the Certificateholders that is either (1) a segregated account or segregated accounts maintained with a federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1+ and AA by Fitch at the time any amounts are held on deposit therein, including when such amounts are initially deposited and all times subsequent or (2) a segregated trust account or segregated trust accounts held by the Trustee in its Corporate Trust Office in trust for the benefit of the Certificateholders.

"Eligible Investments": One or more of the following investments made by the Trustee pursuant to Section 3.06:

(1)
direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are explicitly backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time, and during the course, of investment, it has the rating specified in the Prospectus Supplement for such series;

(2)
demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depositary institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) at the time of, and during the course of, such investment or contractual commitment providing for such investment have at least the credit rating of P-1 or Aa by Moody's, A-1+ or AA by S&P, and, if rated by Fitch, F1+ or AA by Fitch (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company have a credit rating of P-1 or Aa by Moody's, A-1+ or AA by S&P, and, if rated by Fitch, F1+ or AA by Fitch);

(3)
commercial paper having a maturity of not more than 180 days and having at the time, and during the course, of such investment at least the credit rating of P-1 by Moody's, A-1+ by S&P, and, if rated by Fitch, F1+ by Fitch; and

(4)
repurchase agreements with respect to (a) any security described in clause (1) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States with an entity having the credit rating of P-1 or Aa by Moody's, A-1+ or AA by S&P, and, if rated by Fitch, F1+ or AA by Fitch (it being understood that copies of any repurchase agreement entered into will be delivered to the Rating Agencies, if any);

(5)
shares of money market, mutual or similar funds (a) the investments of which are restricted to the obligations described in clauses (1) through (4) above, and (b) having at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch;

provided, however, that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; provided, further, that each such obligation or security must mature at least one Business Day prior to the next required scheduled distribution to Certificateholders of the funds used to invest in such obligation or security; provided, further, that each such obligation or security shall be held in the name of the Trustee in trust for the benefit of Certificateholders; and provided, further, that an Eligible Investment shall not consist of (a) a swap agreement as defined in the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., (b) an interest-only or principal-only security or (c) a liability of the Trust in excess of the principal amount invested by the Trustee. Eligible Investments shall include, without limitation, those investments meeting the qualifications described above for which the Trustee or an Affiliate of the Trustee provides services.

"Eligible Issuer": An issuer of Underlying Notes that (1) has registered its Underlying Notes (or, in the case of Section 3.08(a), is eligible to register its debt securities) for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either (a) a Reporting Company that satisfies either (x) the public float condition of $75 million or more of General Instruction I.B.1 or (y) meets any one of the four criteria as set forth in General Instruction I.B.2 on form S-3 for offerings of non-convertible securities, in each case of Form S-3 as of the date of this Agreement or (b) a subsidiary that is not a Reporting Company and is eligible to use Form S-3 solely in reliance on General Instruction I.C.3 of Form S-3 and whose guarantor satisfies the requirements of Rule 3-10 of Regulation S-X, and (2) banks and GSE’s whose securities are exempt from registration under the Securities Act and the Exchange Act but which make publicly available financial statements prepared in accordance with accounting principles generally accepted in the United States.  An “Eligible Issuer” will also mean an issuer that has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act on Form F-3 and meets the requirements of Form F-3 that are comparable to the requirements of Form S-3 referenced above.

"ERISA": The U.S. Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act": The U.S. Securities Exchange Act of 1934, as amended.

"Executive Officer": With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Treasurer or any Assistant Treasurer, and the Secretary or any Assistant Secretary of such corporation or limited liability company, as the case may be.

"Expense Reserve Account": An Eligible Account established in accordance with Section 8.05(d).

"Extraordinary Trust Expense": As defined in Section 8.05(b).

"Final Scheduled Distribution Date": ________________

"Fractional Undivided Interest": The fractional undivided beneficial ownership interests in the assets of the Trust evidenced by an Outstanding Certificate that is equal to the Certificate Principal Balance of such Certificate divided by the aggregate Certificate Principal Balance of all Outstanding Certificates.

"FRBNY": As defined in Section 2.04(b).

"Global Certificates": A Certificate in global form bearing the legend specified in Section 5.11(c) that is deposited with the Depository on behalf of the Trustee and registered in the name of the Depositary or its nominee.

"GSE": A government-sponsored enterprise that is not required to register the public offering and sale of its securities under the Securities Act and that makes its information publicly available on a periodic basis.

"Initial Collection Period": The period from and including the Closing Date to but excluding the Determination Date related to the initial Regular Distribution Date.

"Initial Underlying Note Accrual Period": The period from and including the Closing Date to but excluding the initial Underlying Note Interest Payment Date.

"Investment Company Act": The U.S. Investment Company Act of 1940, as amended.

“Investment Company Wind-up Event”: The Trust ceases to be exempt from registration under the Investment Company Act.

"Moody's": Moody's Investors Service, Inc. or any successor thereto.

"Non-Filing Event": An Underlying Issuer of Underlying Notes that represents 10% or more of the aggregate principal amount of all Underlying Notes is, at any time, not filing periodic reports with the Commission under the Exchange Act, in the case of a Reporting Company, or is not making its information publicly available, in the case of a bank or a GSE, and, in any such case, the obligations of such Underlying Issuer are not (1) fully and unconditionally guaranteed by an Eligible Issuer (and all of the requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an Eligible Issuer.

"Officers’ Certificate": A certificate signed by one or more Executive Officers of the Depositor, as specified in this Agreement, and delivered to the Trustee.

"Opinion of Counsel": A written opinion of counsel, who, except as otherwise expressly provided in this Agreement, may be counsel for the Depositor, reasonably acceptable to the Trustee.

"Outstanding": As of any date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

(1)	Certificates theretofore canceled by the Certificate Registrar or delivered to the Trustee for cancellation; and

(2)
Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates represent beneficial ownership interests in the assets of the Trust; and

(3)	Certificates whose Certificate Principal Balance has been reduced to zero in accordance with the terms of this Agreement.

"Paying Agent": As defined in Section 5.09.

"Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same undivided beneficial ownership interests as those evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.04 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same undivided beneficial ownership interests as the lost, destroyed or stolen Certificate.

"Proceeding": Any suit in equity, action at law or other judicial or administrative action or proceeding.

"Publicly Offered Securities": Securities that satisfy the requirements of 29 C.F.R. § 2510.3-101(b)(2).

"Rating Agencies": Moody's and S&P.

"Record Date": With respect to a distribution of interest to Certificateholders on a Regular Distribution Date other than the Final Scheduled Distribution Date, the fifteenth calendar day (whether or not a Business Day) immediately preceding such Distribution Date; and with respect to a distribution on a Special Distribution Date other than a Special Distribution Date resulting from the optional redemption of Underlying Notes, the calendar day (whether or not a Business Day) immediately preceding the date on which the Trustee received the related payment.

"Regular Distribution Date": Except with respect to a Special Distribution Date, the second Business Day after which payments are received by the Trustee in respect of the Underlying Notes or, if that date is not a Business Day, the next succeeding Business Day.

“Regulation AB”:  Subpart 2009.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

"Removal Event": A Non-Filing Event and/or a Default Event.

"Reporting Company": A Person that is subject to the periodic informational reporting requirements of the Exchange Act.

“Representative”: As defined in Section 5.12(c).

"Responsible Officer": With respect to the Trustee or the Administrative Agent, as the context requires, any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or any other officer of such entity customarily performing functions similar to those performed by any of the above designated officers, in each case, responsible for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"Securities Act": The U.S. Securities Act of 1933, as amended.

"Securities Intermediary": As defined in Section 3.05(c).

"Special Distribution Date": As defined in Section 4.01(c).

"S&P": Standard & Poor's Ratings Services, a division of S&P Financial Services LLC or any successor thereto.

"State": Any one of the 50 states of the United States or the District of Columbia.

“Successor Delaware Trustee”: As defined in Section 8.08(c).

“Survivor’s Option”: As defined in Section 5.12(a).

“Tax Wind-up Event”: The Trustee has received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within 90 days of the date thereof, the Trust is, or would be, subject to more than an insignificant amount of taxes, duties or other governmental charges.

"TIA": The U.S. Trust Indenture Act of 1939, as amended.

"Transfer": With respect to the Underlying Notes or other Trust Property, to sell, convey, assign, transfer, create, grant a pledge or other lien upon and a security interest in and right of setoff against, deposit, set over, contribute and confirm to the Trustee pursuant to this Agreement; and the terms "Transferred" and "Transferring" have the meanings correlative to the foregoing. A Transfer of any Underlying Notes or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Notes and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

"Trust":  Incapital Trust Products Trust __, the trust created by this Agreement.

"Trust Expenses": The sum of: (1) Trustee Fees; (2) fees and expenses relating to the formation and organization of the Trust; (3) fees and expenses relating to preparing, filing, printing and delivering prospectuses, reports and other information relating to the Trust under the Securities Act or the Exchange Act (including the fees and disbursements of the Trust's counsel and accountants); (4) any fees charged by the Administrative Agent under the Administrative Agent Agreement, (5) fees paid to any stock exchange upon which the Certificates are listed, (6) fees charged by the Rating Agencies with respect to their ratings of the Certificates and (7) upon dissolution of the Trust, all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown.

"Trust Property": As defined in Section 3.01.

"Trustee": U.S. Bank National Association, or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable terms of the Trust Agreement, and thereafter "Trustee" shall mean such successor Person.

"Trustee Fees": As defined in Section 8.05(a).

"UCC": The Uniform Commercial Code as in effect in the relevant jurisdiction.

"Underlying Issuer": Each issuer of Underlying Notes.

"Underlying Note Accrual Period": The Initial Underlying Note Accrual Period and each period from and including an Underlying Note Interest Payment Date to but excluding the next succeeding Underlying Note Interest Payment Date.

"Underlying Note Agreement": The indenture, fiscal agency agreement or other agreement under or pursuant to which a particular Underlying Note is issued by the related Underlying Issuer.

"Underlying Note Interest Payment Date": As specified in Schedule I.

"Underlying Note Interest Rate": As specified in Schedule I.

"Underlying Notes": The Underlying Notes specified on Schedule I, subject to removal from the assets of the Trust upon the occurrence of a Removal Event, a Wind-Up Event, an event specified in Section 3.10 or the optional redemption of Underlying Notes by the related Underlying Issuer.

"United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

“Wind-up Event”: A Tax Wind-up Event, an Investment Company Wind-up Event and a Concentration Event.

Certain additional defined terms have the meanings assigned thereto in other terms hereof.

Section 1.02         Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(c)           "or" is not exclusive;

(d)           the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(e)           "including" means including without limitation; and words in the singular include the plural and words in the plural include the singular.

Section 1.03         Article and Section References.  All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement. Any reference to "this Section" appearing within a particular paragraph of a Section is a reference to such Section as a whole.

ARTICLE II
ESTABLISHMENT OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01         Name.  The Trust created hereby shall be known as Incapital Trust Products Trust__________, in which name the Trustee may conduct the activities contemplated hereby, make and execute contracts and other instruments, acquire, mortgage, lease, convey and transfer assets, and sue and be sued.

Section 2.02         Office.  The principal office of the Trust shall be in care of the Trustee, addressed to the Corporate Trust Office of the Trustee.  The office of the Trust in the State of Delaware shall be in care of the Delaware Trustee, addressed to 300 Delaware Avenue, 9th Floor, Wilmington, DE  19801, Attention: Corporate Trust, or at such other address as the Delaware Trustee may designate by notice to the Certificateholders.

Section 2.03         Purposes and Powers.  The Trust shall have the power and authority to engage in the following activities:  (i) issue and sell Certificates and use the proceeds from such sale to acquire the Trust Property, (ii) activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (iii) such other activities as may be required in connection with conservation of the Trust Property and distributions to the Certificateholders.

Section 2.04         Creation and Declaration of Trust; Assignment of Underlying Notes.

(a)           The Depositor, concurrently with the execution and delivery of this Agreement, Transfers to the Trustee, on behalf and for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor, including any security interest therein, in, to and under (i) the Underlying Notes, (ii) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (iii) all other assets included or to be included in the Trust Property.

(b)           In connection with the Transfer referred to in Section 2.01(a), the Depositor shall, on the Closing Date, either (i) deposit the Underlying Notes in definitive, physical form with the Trustee by physical delivery of such Underlying Notes, duly endorsed and accompanied by all necessary Transfer documents, to the Trustee, (ii) cause the Underlying Notes represented by global securities (other than those Underlying Notes issued by GSEs, if any) to be transferred to the Trustee on the books and records of the applicable Depositary and its participants or (iii) cause any Underlying Notes issued by GSEs that are represented by global securities to be transferred to the Trustee in the book-entry records of the Federal Reserve Bank of New York ("FRBNY").

(c)           The Depositor's Transfer of the Underlying Notes to the Trustee accomplished by this Agreement is absolute and is intended by the parties hereto as a sale as further provided in Section 3.04.

(d)           It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code (the “Act”) and that this Agreement constitute the governing instrument of the Trust.  Pursuant to Section 3810 of the Act, the Trustee and the Delaware Trustee shall file a certificate of trust with the Delaware Secretary of State on the date hereof in order to form the Trust.

Section 2.05         Entry into Agency Agreement.  Prior to the execution of this Agreement, the Depositor shall have entered into the Agency Agreement with the Certificates Agent[s].

Section 2.06         Acceptance by Trustee.  Each of the Trustee and the Delaware Trustee acknowledges its receipt of the Underlying Notes and the related documents referred to in Section 2.01 and declares that it will hold such assets and all other assets comprising the Trust Property in trust for the exclusive benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, including the Trustee's obligations to make distributions to the Certificateholders in accordance with Section 4.01.

Section 2.07         Agreement to Execute, Authenticate and Deliver Certificates.  The Trustee agrees and acknowledges that it will, concurrently with its receipt of the Underlying Notes and the execution and delivery by the Depositor of this Agreement and the Trustee’s receipt of a Depositor Order from the Depositor for the authentication and delivery of Certificates, duly execute, authenticate and deliver to or upon the order of the Depositor, in exchange for the Underlying Notes and such other assets constituting the Trust Property, Certificates in authorized denominations evidencing beneficial ownership of the entire Trust Property, all in accordance with the terms and conditions of this Agreement.

ARTICLE III
TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY

Section 3.01         Trust Property.  The "Trust Property" will consist of (i) the Underlying Notes and all payments on or collections in respect of such Underlying Notes and (ii) all Eligible Investments and all funds from time to time deposited in segregated accounts held by the Trustee in trust for the benefit of the Certificateholders other than the Expense Reserve Account.  Legal title to all Trust Property shall be vested in the Trust, except that the Trustee may cause legal title to any Trust Property to be held by or in the name of any Trustee or any other Person as nominee.  No Certificateholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof.

Section 3.02         Administration of the Trust.

(a)           Except as otherwise specified herein, the Trustee shall administer the Trust Property for the benefit of the Certificateholders.  In administering the Trust Property, the Trustee shall follow the collection procedures specified in the Underlying Notes and shall perform all other duties set forth herein. The duties of the Trustee shall be performed in accordance with applicable law.

(b)           Subject to Article VIII, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in this Agreement as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized to do the following on behalf of the Trust: to accept delivery of the Underlying Notes; to execute, authenticate and deliver the Certificates; to establish and maintain the Certificate Account hereunder; to pledge the Trust Property to secure the obligations of the Trust; to make Eligible Investments pursuant to Section 3.06; and to make distributions pursuant to Article IV.

(c)           Notwithstanding anything to the contrary herein, the Trustee shall not permit the Trust to engage in any business or activities other than receiving and holding the Underlying Notes or other Trust Property as provided herein in trust for the benefit of Certificateholders, issuing the Certificates, making Eligible Investments in accordance with Section 3.06 and distributions pursuant to Article IV and performing its duties set forth herein; provided, that the Trustee shall not cause the Trust to engage in any business or activity which will cause it to be required to be registered under the Investment Company Act or which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes.

(d)           The Trustee shall not Transfer the Underlying Notes or other Trust Property, or any interest of the Trust therein, to any Person or Persons, except to a successor trustee as provided in Section 8.08 or as otherwise expressly specified hereunder. This Section 3.02(d) shall not be construed to prohibit Transfers of the Certificates or removal of any Underlying Notes from the Trust Property as expressly specified herein. In addition, the Trustee shall not acquire any asset or make any investment except as contemplated within the definition of Trust Property.

(e)           The Trustee shall be legally entitled to exercise all of the rights, powers and privileges as a registered holder or beneficial owner of the Underlying Notes, subject to the provisions of this Agreement.  However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of Underlying Notes or Certificates.

(f)            The Trustee shall not take any action that is reasonably likely to (i) impair the interests of the Trust in any Underlying Notes or any other Trust Property, (ii) impair the value of any Underlying Notes or any other Trust Property, (iii) require the Trust to be registered under the Investment Company Act or (iv) cause the Trust to be taxed as a corporation or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes, and the Trustee shall not fail to take any action that is reasonably likely to avoid any of the matters referred to in clause (i), (ii), (iii) or (iv) above.

Section 3.03         Collection of Certain Underlying Note Payments.  The Trustee shall use commercially reasonable efforts to collect all payments required to be made by each Underlying Issuer pursuant to the terms of its Underlying Notes in a manner consistent with the terms of such Underlying Notes.

Section 3.04         Sale.  The parties hereto agree and intend that the Transfer of Underlying Notes to the Trust by the Depositor and all proceeds thereof shall be treated as a sale and purchase by the Trust and not as a loan or a pledge to secure a loan. If for any reason such Transfer is deemed to be as a loan or a pledge to secure a loan, the parties intend that this Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted to the Trustee a security interest in all right, title and interest in and to the Underlying Notes and to the obligation to the Trustee for Trust Expenses specified herein. If the Trust terminates prior to the satisfaction of the claims of any Certificateholder under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Certificateholder.

Section 3.05         Certificate Account.

(a)          The Trustee shall establish a Certificate Account.  The Trustee, on behalf of the Certificateholders, shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Account and in all proceeds thereof, subject to the payment of Trust Expenses as specified herein.  The Certificate Account shall be under the sole dominion and control of the Trustee.  The Trustee shall deposit or cause to be deposited in the Certificate Account all amounts collected with respect to the Underlying Notes, including:

(i)             all payments received by the Trustee on account of principal of the Underlying Notes;

(ii)            all payments received by the Trustee on account of premium (if any) on the Underlying Notes;

(iii)           all payments received by the Trustee on account of interest on the Underlying Notes; and

(iv)           payments in the nature of penalties, late payment charges or assumption fees received by the Trustee in respect of any Underlying Notes.

The Trustee shall also deposit or cause to be deposited in the Certificate Account all payments received in respect of any Eligible Investments.  If, at any time, the Certificate Account is not an Eligible Account, the Trustee shall, within five Business Days (or such longer period, not to exceed 30 calendar days), establish a new Certificate Account meeting the conditions specified above and the Trustee shall, within five Business Days after establishing a new Certificate Account, transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established it shall be the Certificate Account for purposes of this Agreement.

(b)          The Trustee shall give notice to the Depositor of the location of each Eligible Account constituting the Certificate Account prior to any change thereof.

(i)           The Trustee hereby confirms the following with respect to the Certificate Account: (A) it shall treat the Certificate Account as a "securities account" within the meaning of Section 8-501 of the UCC to which financial assets are or may be credited, (B) the Trustee shall act in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC (in such capacity, the "Securities Intermediary") with respect to the Certificate Account, (C) the Securities Intermediary shall treat the Trustee as the sole "entitlement holder" within the meaning of Section 8-102(a)(7) of the UCC of the Certificate Account and the sole Person entitled to exercise the rights that comprise any financial asset credited to the Certificate Account, and (D) all securities, securities entitlements, financial assets and other investment property shall be credited by the Securities Intermediary to the Certificate Account as provided herein.

(ii)          The Securities Intermediary hereby agrees that each item of property (whether investment property, financial assets, securities, or instruments) credited to the Certificate Account (other than cash) shall be treated as a "financial asset" within the meaning of Article 8-102(a)(9) of the UCC.  On the day on which any funds are deposited in the Certificate Account, the Securities Intermediary shall either distribute such funds in accordance with Section 4.01 hereof or, as applicable, invest such funds in Eligible Investments, (to the extent funds are received in time to be invested), in accordance with Section 3.06 hereof.

(iii)         Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Securities Intermediary shall receive any notification or entitlement order from the Trustee directing it to transfer or redeem any financial asset or other property relating to the Certificate Account, the Securities Intermediary shall comply with such notification or other entitlement order without further consent by the Depositor or any other Person.

(iv)         The Securities Intermediary's jurisdiction (as defined in Section 8-110 of the UCC) shall be the State of New York.

(v)          The Trust Property and any other property to be deposited in, or credited to, the Certificate Account shall be delivered as follows (terms used in the following provisions that are not otherwise defined are used as defined in Article 8 of the UCC):

(1)	in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument, by:

(A)           the delivery of such certificated security or instrument to the Securities Intermediary registered in the name of the Securities Intermediary or its affiliated nominee or endorsed to the Securities Intermediary or in blank,

(B)           the Securities Intermediary continuously indicating by book-entry that such certificated security or instrument is credited to the Certificate Account, and

(C)           the Securities Intermediary maintaining continuous possession of such certificated security or instrument in the State of New York;

(2)	in the case of each uncertificated security (other than a clearing corporation security (as defined below) ), by causing:

(A)           such uncertificated security to be continuously registered on the books of the issuer thereof to the Securities Intermediary, and

(B)           the Securities Intermediary continuously indicating by book-entry that such uncertificated security is credited to the Certificate Account;

(3)	in the case of each security in the custody of or maintained on the books of a clearing corporation or its nominee (a "clearing corporation security"), by causing:

(A)           the relevant clearing corporation to credit such clearing corporation security to the securities account of the Securities Intermediary, and

(B)           the Securities Intermediary continuously indicating by book-entry that such clearing corporation security is credited to the Certificate Account;

(4)
in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of the FRBNY (a "government security"), by causing:

(A)           the creation of a security entitlement to such government security by the credit of such government security to the securities account of the Securities Intermediary at the FRBNY, and

(B)           the Securities Intermediary continuously indicating by book-entry that such government security is credited to the Certificate Account; and

(5)	in the case of each security entitlement not governed by clauses (1) through (4) above, by:

(A)           causing a securities intermediary (x) to indicate by book-entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Securities Intermediary's securities account, (y) to receive a financial asset from the Securities Intermediary or acquiring the underlying financial asset for the Securities Intermediary, and, in either case, accepting it for credit to the Securities Intermediary's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying financial asset to the Security Intermediary's securities account,

(B)           the making by such securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Securities Intermediary and continuously indicating by book-entry that such securities entitlement is credited to the Securities Intermediary's securities account, and

(C)           the Securities Intermediary continuously indicating by book-entry that such security entitlement (or all rights and property of the Securities Intermediary representing such securities entitlement) is credited to the Certificate Account.

Section 3.06         Investment of Funds in the Accounts.  At the written direction of the Depositor, the Trustee shall invest all uninvested funds in the Certificate Account in Eligible Investments prior to the close of business on the Business Day such funds are deposited in any such Account (to the extent such funds are received in time to be invested in such Eligible Investment, and on the next Business Day if such Eligible Investment is not available).  If the Depositor does not give the Trustee such a written direction, amounts in the Certificate Account shall be invested in the Eligible Investments specified in clause (2) of the definition thereof.  The Trustee shall be required to hold such Eligible Investments to maturity unless any such investments shall (x) no longer qualify as Eligible Investments (as determined by the Administrative Agent) or (y) be payable on demand.

Section 3.07         Access to Certain Documentation.  The Trustee shall provide to any regulatory authority that may exercise authority over the Depositor or any Certificateholder access to the documentation regarding the Underlying Notes required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it.  In addition, access to the documentation regarding the Underlying Notes will be provided to the Depositor or any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee at the expense of the Person requesting such access.

Section 3.08         Removal of Underlying Notes Upon a Removal Event.

(a)           If a Removal Event with respect to any Underlying Note or the related Underlying Issuer has occurred, then the Trustee, within two Business Days following its receipt of written notice from the applicable Underlying Note indenture trustee or fiscal agent or the actual knowledge by a Responsible Officer of the Trustee of a payment default, in the case of a Default Event, or its receipt of written notice from the Administrative Agent, in the case of a Non-Filing Event, will deliver to the Certificateholders notice of the applicable Removal Event in the form specified in Annex A hereto in accordance with Section 4.02(b) and, will make commercially reasonable efforts within twelve Business Days following its receipt of any such written notice or its actual knowledge of a payment default, to remove the related Underlying Notes from the Trust Property and to distribute such Underlying Notes to the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests), and the Certificate Principal Balance of each Certificate will be reduced by an amount equal to the pro rata share of the principal amount of such Underlying Notes, provided, however, that if at the time of the Removal Event the Trust has Trust Expenses that have not been fully paid or amortized by the Trust, the Trust may retain Underlying Notes, and not distribute them to Certificateholders, in an amount equal to each Certificateholder’s pro rata share of these Trust Expenses.  In such cases, the Trustee will decrease the Certificate Principal Balance of each Certificate to reflect such reduction.

(b)           If the Trustee cannot distribute the related Underlying Notes that are to be distributed to Certificateholders upon the occurrence of a Removal Event as a result of the failure to satisfy the minimum authorized denomination requirements of such Underlying Notes, the Trustee will deliver (1) Underlying Notes in any whole increments to each Certificateholder and (2) Underlying Notes attributable to the fractional amount of Underlying Notes to which each Certificateholder would be entitled to receive were there no minimum authorized denomination requirement, to the Administrative Agent for sale on behalf of the related Certificateholders.  Following such sale, the Administrative Agent will promptly deliver the proceeds received from such sale (less any Administrative Agent Fee) to the Trustee for distribution to the applicable Certificateholders.

Section 3.09         Removal of Underlying Notes Upon Wind-up Event.

(a)           If a Wind-up Event has occurred, then the Trustee, within two Business Days following its receipt of written notice from the Administrative Agent of such Wind-up Event, will deliver to the Certificateholders notice of the applicable Wind-up Event in the form specified in Annex A hereto in accordance with Section 4.02(b) and, will make commercially reasonable efforts within twelve Business Days following its receipt of any such notice, to remove the Underlying Notes from the Trust Property and to distribute all such Underlying Notes to the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests) or the sale proceeds specified in Sections 3.09(b) and 3.10, as required, to such Certificateholders provided, however, that if at the time of the Wind-up Event the Trust has Trust Expenses that have not been fully paid or amortized by the Trust, the Trust may retain Underlying Notes, and not distribute them to Certificateholders, in an amount equal to each Certificateholder’s pro rata share of these Trust Expenses.

(b)           If the Trustee cannot distribute the related Underlying Notes that are to be distributed to Certificateholders upon the occurrence of a Wind-up Event as a result of the failure to satisfy the minimum authorized denomination requirements of such Underlying Notes, the Trustee will deliver (1) Underlying Notes in any whole increments to each Certificateholder and (2) Underlying Notes attributable to the fractional amount of Underlying Notes to which each Certificateholder would be entitled to receive were there no minimum authorized denomination requirement, to the Administrative Agent for sale on behalf of the related Certificateholders.  Following such sale, the Administrative Agent will promptly deliver the proceeds received from such sale (less any Administrative Agent Fee) to the Trustee for distribution to the applicable Certificateholders.

Section 3.10         Sale Procedures Following a Removal Event or a Wind-up Event.  In connection with any sale of any Underlying Notes required pursuant to Sections 3.08 or 3.09, the Administrative Agent, on behalf of the applicable Certificateholders, will use its reasonable efforts to sell such Underlying Notes to the highest of not less than three solicited bidders (which bidders may include the Administrative Agent and its Affiliates); provided, however, that neither the Administrative Agent nor any of its Affiliates shall be obligated to bid for such Underlying Notes; provided, further, that the Administrative Agent shall use its reasonable efforts to solicit no less than three bids from financial institutions with invested assets or assets under management of at least $100 million that are not Affiliates of the Administrative Agent.  If, in connection with the sale of any Underlying Notes pursuant to Sections 3.08(b) or 3.09(b) hereof, the Administrative Agent receives less than three such bids prior to the close of business on the second Business Day following the Administrative Agent's receipt of all such Underlying Notes to be sold pursuant to Section 3.08(b) or 3.09(b), the Administrative Agent shall sell the related Underlying Notes to the highest bidder and deliver the proceeds received in connection with such sale (less any Administrative Agent Fee) to the Trustee for distribution to the applicable Certificateholders.  In the sole judgment of the Administrative Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Notes to be sold or any other basis selected in good faith by the Administrative Agent.  The proceeds of such sale will be allocated in the following order of priority: (i) to the Administrative Agent for its fee for its services for the sale of Underlying Notes pursuant to Section 3.08(b) or 3.09(b) equal to the product of the (1) the aggregate principal amount of the Underlying Notes so sold and (2) _% (the "Administrative Agent Fee") and (ii) to the Certificateholders.  The Administrative Agent will deduct this fee from the gross proceeds received from any such sale.

Section 3.11         Removal of Underlying Notes Upon Final Judgment.  Upon the Trustee's receipt of written notice or its actual knowledge of any action brought under any U.S. federal or State securities laws in respect of an Underlying Note of any Underlying Issuer, the Trustee shall promptly notify Certificateholders about the existence of such action and the Trustee's role, if any, in such action.  Following the Trustee's receipt of any written notice or its actual knowledge of a final judgment or decree granting a right of rescission with respect to an Underlying Note of an Underlying Issuer in connection with any action brought under any U.S. federal or State securities laws in respect of such Underlying Note, the Trustee will make commercially reasonable efforts, within twelve Business Days, to remove all of the Underlying Notes of such Underlying Issuer, in whole and not in part, from the Trust Property and to distribute such Underlying Notes to the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests), and the Certificate Principal Balance of each Certificate will be reduced by an amount equal to the pro rata share of the principal amount of such Underlying Notes, provided, however, that if at the time of such removal the Trust has Trust Expenses that have not been fully paid or amortized by the Trust, the Trust may retain Underlying Notes, and not distribute them to Certificateholders, in an amount equal to each Certificateholder’s pro rata share of these Trust Expenses.  The removal of any Underlying Note pursuant to this Section 3.11 shall not be subject to or eligible for sale under Section 3.10.

Section 3.12         Administrative Agent Provisions.

(a)           The Administrative Agent undertakes to perform its duties hereunder, and no implied covenants or obligations shall be read into this Agreement against the Administrative Agent.  Any permissive right of the Administrative Agent enumerated in this Agreement shall not be construed as a duty.

(b)           Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders under any circumstances for any act or omission except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Agreement; it being understood that:

(i)             the duties and obligations of the Administrative Agent shall be determined solely by the express terms of this Agreement and, in the absence of gross negligence, bad faith or willful misconduct on the part of the Administrative Agent, the Administrative Agent may conclusively rely upon any certificates or opinions furnished to the Administrative Agent as to the truth and correctness of any statements contained therein;

(ii)            the Administrative Agent shall not be personally liable for any action taken, suffered or omitted by a Responsible Officer or Responsible Officers of the Administrative Agent in good faith and reasonably believed by such Responsible Officer or Responsible Officers to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

(iii)           except with respect to actions or duties required to be taken or performed, as applicable, by the Administrative Agent under the express terms of this Agreement, the Administrative Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement.

(c)           Except as otherwise provided in Section 3.12(b):

(i)             the Administrative Agent may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

(ii)            the Administrative Agent may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or Opinion of Counsel;

(iii)           the Administrative Agent shall be under no obligation to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Certificateholders or otherwise;

(iv)           the Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

(v)            the Administrative Agent may execute any of the powers or perform any duties under this Agreement either directly or by or through Affiliates; and

(vi)           the Administrative Agent shall not be deemed to have notice or actual knowledge of any matter unless written notice thereof is received by the Administrative Agent at its office at 200 South Wacker Drive, Suite 3700, Chicago IL 60606, Attention: Steven J. Hartman.

(d)           The Administrative Agent may at any time resign and be discharged from its obligations and duties hereunder by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Administrative Agent by written instrument, in duplicate, which instrument shall be delivered to the resigning Administrative Agent and to the successor Administrative Agent.  A copy of such instrument shall be delivered to the Certificateholders and the Trustee by the Depositor.  If no such successor Administrative Agent shall have been so appointed and have accepted appointment within 45 calendar days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.

(e)           The Depositor may remove the Administrative Agent at any time; provided, that the Depositor, in connection with any such removal, appoints a successor Administrative Agent by written instrument, in duplicate, which instrument shall be delivered to the Administrative Agent so removed and to the successor Administrative Agent. A copy of such instrument shall be delivered to the Certificateholders and the Trustee by the Depositor.

(f)           Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the terms of Section 3.12(d) or (e) shall not become effective until acceptance of appointment by the successor Administrative Agent as provided in Section 3.12(g).

(g)           Any successor Administrative Agent appointed as provided in Section 3.12(d) or (e) shall execute, acknowledge and deliver to the Depositor, the Trustee and its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective, and such successor Administrative Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Administrative Agent under this Agreement, with the like effect as if originally named as Administrative Agent in this Agreement. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement, and the Depositor and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. Upon acceptance of appointment by a successor Administrative Agent as provided herein, the Depositor shall transmit notice of the succession of such Administrative Agent under this Agreement to all Certificateholders and the Trustee.

(h)           Any corporation or association into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation or association succeeding to the business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

Section 3.13         Indemnification of Administrative Agent.

The Administrative Agent and any director, officer, employee or agent of the Administrative Agent shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to this Agreement or the Certificates or the performance of any of the Administrative Agent’s duties under this Agreement (each such loss, liability or expense indemnified hereunder shall be considered a Trust Expense), other than any loss, liability or expense (i) that constitutes a specific liability of the Administrative Agent under this Agreement or (ii) incurred by reason of willful misconduct, bad faith or negligence in the performance of the Administrative Agent’s duties hereunder or as a result of a breach or reckless disregard of the Administrative Agent’s obligations and duties hereunder; provided, however, that with respect to any such Proceeding, (1) the Administrative Agent shall have given the Trust notice thereof promptly after the Administrative Agent shall have knowledge thereof, (2) while maintaining control over its own defense in any such Proceeding, the Administrative Agent shall consult with the Trust in preparing such defense, (3) if any Person ever alleges such willful misconduct, bad faith or negligence by the Administrative Agent, the indemnification provided for in this Section 3.13 shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct, bad faith or negligence.  In the event the Administrative Agent is not indemnified by the Trust in accordance with this Section 3.13, the Administrative Agent shall nevertheless remain obligated to perform its duties under this Agreement.

ARTICLE IV
DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

Section 4.01         Distributions.

(a)           On each Regular Distribution Date for the Certificates, the Trustee shall distribute the Available Funds in the Certificate Account in the following manner:

(i)            first, to the Trustee for actual Trust Expenses and reserves, an aggregate amount not to exceed the Available Expense Amount for the Distribution Period applicable to such Regular Distribution Date;

(ii)           second, (1) to the extent the Available Expense Amount for such Collection Period exceeds the actual Trust Expenses for such Collection Period, to the Expense Reserve Account in the amount of such excess, and (2) to the extent actual Trust Expenses for such Collection Period exceed the sum of (x) the Available Expense Amount for such Collection Period and (y) funds, if any, on deposit in the Expense Reserve Account (including net investment earnings on such funds), to the Trustee for all remaining unpaid actual Trust Expenses for any prior Collection Period;

(iii)          third, to the Certificateholders on a pro rata basis (based on their Fractional Undivided Interests), provided, however, that if there are any remaining actual Trust Expenses unpaid, the Trustee will not distribute any portion of the Available Funds to the Certificateholders and will apply any Available Funds on the next succeeding Regular Distribution Date to the payment of such expenses and provided, further, that notice will be provided to Certificateholders in the event any distributions are made in accordance with this subparagraph (iii).

(b)           Upon redemption or at the stated maturity of an Underlying Note the Trustee will distribute the principal and premium, if any, portion of Available Funds (to the extent not applied to, or withheld for, the Trust Expenses and reserves or applied to the Expense Reserve Account, as provided for in (a) above) to the Certificateholders on a pro rata basis (based on their Fractional Undivided Interests).  Upon such payment, the Certificate Principal Balance of each Certificate will be reduced on a pro rata basis (based on its Fractional Undivided Interest) with respect to payment of the principal amount of each Underlying Notes paid at its stated maturity or upon redemption, exclusive of any premium.  In such cases, the Trustee will decrease the Certificate Principal Balance of each Certificate to reflect the maturing or redeemed Underlying Notes or and will also deliver the principal and any premium and interest so received on the maturing or redeemed Underlying Notes.  In addition, in the event of any optional redemption of any Underlying Note by the related Underlying Issuer prior to the stated maturity of such Underlying Note, the Trustee shall notify the Depositary to decrease the beneficial ownership interests in each Global Certificate on a pro rata basis.

All distributions made to Certificateholders pursuant to this Section 4.01(a) shall be made to (i) Certificateholders on the Record Date for a Regular Distribution Date or (ii) Certificateholders against presentation and surrender of their Certificates on the Final Scheduled Distribution Date.

(c)           If the Trustee receives a payment of principal of or premium or interest on an Underlying Note after the due date for such payment as specified in such Underlying Note then the Trustee will distribute the amounts so received no more than three (3) Business Days following receipt of such payment (each, a "Special Distribution Date") to Certificateholders on the Record Date for a Special Distribution Date, in the manner specified in Section 4.01(a).

(d)           If Underlying Notes are retained by the Trustee pursuant to Section 3.08 or 3.09, the Trustee shall apply the retained Underlying Notes to payment of such unpaid Trust Expenses in the manner provided for in (a)(ii) above.

Section 4.02         Reports to Certificateholders; Notices.

(a)           On the Business Day next succeeding each Distribution Date, the Trustee shall forward or cause to be forwarded to the Depositor and each Certificateholder a statement setting forth:

(i)             the amount of distributions to Certificateholders allocable to principal or interest portion of Available Funds or the amount of any premiums payable to Certificateholders on a Special Distribution Date resulting from the optional redemption of Underlying Notes;

(ii)            the aggregate Certificate Principal Balance at the close of business on such Distribution Date;

(iii)           the amount received by the Trustee on the related Underlying Notes for the applicable Underlying Note Accrual Period; and

(iv)           the aggregate principal amount of the Underlying Notes as of such Distribution Date and the weighted average interest rate per annum applicable to the Underlying Notes for the next succeeding Underlying Note Accrual Period.

Within 60 days after each anniversary date of the issuance of the Certificates, the Depositor shall cause an independent public accounting firm to furnish a report to the Trustee to the effect that such firm has compared the information contained in the statements delivered to the Depositor and each Certificateholder pursuant to Section 4.02(a) with information contained in the accounts, records and computer systems for such period.  The Depositor will cause a copy of each report delivered pursuant to this Section 4.02(a) to be delivered to the [Rating Agencies] at the same time it is delivered to the Trustee.

In the case of information furnished pursuant to clause (i) above, any amount shall be expressed as a Dollar amount per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in clause (i) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, which statement shall contain sufficient information to allow Certificateholders to calculate their U.S. Federal income tax liability with respect to the Certificates.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

(b)           If there is a Removal Event with respect to any Underlying Note or Underlying Issuer and such Removal Event is actually known to a Responsible Officer of the Trustee or the Trustee is required to remove any Underlying Note from the assets of the Trust in accordance with Section 3.11 hereof, the Trustee shall give notice to the Certificateholders thereof as promptly as reasonably practicable in the manner and to the extent provided in TIA Section 313(c).  Such notice will set forth (i) the identity of the Underlying Issuer of the relevant Underlying Notes, (ii) the date and nature of such Removal Event, if any, including whether such Removal Event relates to the failure of such Underlying Issuer to pay the principal of or premium, if any, or interest on such Underlying Notes, (iii) whether the Trustee is required to remove such Underlying Note pursuant to Section 3.11 hereof, (iv) the aggregate principal amount of such Underlying Notes and the aggregate principal amount and weighted average interest rate per annum applicable to the remaining Underlying Notes, (v) the Certificate Principal Balance of each Certificate after the removal of such Underlying Notes from the Trust Property, and (vi) the then current rating of the Certificates by each applicable Rating Agency after taking such removal into account.  In addition to delivering such notice, in the event of the occurrence of any such event requiring removal of any Underlying Note from the Trust Property, the Trustee shall notify the Depositary to decrease the beneficial ownership interests in each Global Certificate on a pro rata basis.

(c)           The Trustee will promptly deliver to the Certificateholders copies of all notices and communications it receives from any Underlying Issuer or the trustee or fiscal agent relating to any Underlying Notes, including notice of the optional redemption of any Underlying Notes by the related Underlying Issuer.

(d)           Within 60 days after May 15 of each year, the Trustee shall mail a brief report dated as of such date that complies with TIA Section 313(a) to (i) each Certificateholder as provided by TIA Section 313(c) and (ii) the Depositor. The Trustee also shall comply with TIA Section 313(b).  The Trustee will file a copy of each such report with each stock exchange upon which the Certificates are listed and with the Commission to the extent required by law, rule or regulations.

(e)            If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Notes were issued) with respect to any Underlying Note and such default is known to a Responsible Officer of the Trustee, the Trustee shall promptly give notice to the Depository or, if the Certificates are Certificated Certificates, directly to Certificateholders thereof (in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs.  Such notice shall set forth (i) the identity of the Underlying Notes, (ii) the date and nature of such default, (iii) the face amount of the obligation to which such default relates, and (iv) any other information which the Trustee may deem appropriate.

Section 4.03         Compliance with Tax Reporting and Withholding Requirements.  The Trustee shall file or cause to be filed, within the time limits established by law, U.S. federal and State income tax returns and information statements as a trust, the Certificateholders of which are treated as the owners thereof under Section 671 of the Code, for each of the Trust's taxable years. The Trust's taxable year shall be the calendar year.  Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all U.S. federal withholding requirements (including any applicable exceptions thereto) respecting distributions to, or receipts of amounts on behalf of, Certificateholders.  The consent of Certificateholders shall not be required for any such withholding.  In the event that the Trustee does withhold any amount from any distribution to any Certificateholder pursuant to U.S. federal withholding requirements, the Trustee shall indicate the amount so withheld in the statement required pursuant to Section 4.02.

Section 4.04         Preservation of Information, Communications to Certificateholders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the most recent list furnished to the Trustee by the Certificate Registrar and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar, if applicable.  The Trustee may destroy any list furnished to it by the Certificate Registrar as provided upon receipt of a new list.

(b)           Certificateholders shall have the right to communicate pursuant to TIA Section 312(b) with other Certificateholders with respect to their rights under this Agreement or under the Certificates.

(c)           The Depositor, the Trustee and the Certificate Registrar shall have the protections provided pursuant to TIA Section 312(c).

Section 4.05        Exchange Act Reports.  The Trustee will promptly deliver to Certificateholders, upon written request, copies of any reports filed with the Commission by the Depositor on behalf of the Trust and which have been filed with the Trustee by the Depositor pursuant to Section 6.06 hereof in respect of the Certificates under the Exchange Act.

ARTICLE V
THE CERTIFICATES

Section 5.01         The Certificates.

(a)           There is hereby created a series of Certificates to be distinguished and known as  Incapital Trust Products Trust __, Pass-Through Certificates.  Each Certificate represents a Fractional Undivided Interest in the assets of the Trust.  The aggregate Certificate Principal Balance of the Certificates shall initially be equal to $_____________.  Certificates will be denominated in Dollars and issued in denominations of $1,000.   No additional interests in the Trust other than the Certificates shall be issued hereunder, except in accordance with Section 5.04.

(b)           The Certificates will initially be issued as one or more Global Certificates in definitive, fully registered form without coupons, substantially in the form set forth in Exhibit A, and DTC will be the Depositary.  Upon issuance, the Global Certificates will initially be deposited with the Trustee in its capacity as custodian on behalf of DTC.  Such Global Certificates shall initially be registered in the name of Cede & Co. or another nominee designated by DTC.  Global Certificates will clear and settle in book-entry only form through the facilities of one or more Depositaries.  Unless and until it is exchanged in whole or in part for Certificates, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.  The Certificate Principal Balance of any Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Certificate, as provided in Section 5.01(d) hereof.

(c)           With respect to any transfer or exchange of Certificated Certificates, the Certificate Registrar shall register the transfer or exchange of any such Certificate without requiring any additional certification.

(d)           Interests of beneficial owners in a Global Certificate may be transferred in accordance with the rules and procedures of DTC and any other applicable Depositaries.  In connection with any exchange of beneficial ownership interests in a Global Certificate for Certificated Certificates pursuant to Section 5.11(b), the Certificate Registrar shall reflect on its books and records the date of such exchange and a decrease in the Certificate Principal Balance of such Global Certificate in an amount equal to the Certificate Principal Balance of the beneficial ownership interests in such Global Certificate being exchanged for Certificated Certificates.

(e)            The Certificates shall be personal property giving only the rights specifically set forth therein and in this Agreement.  The Certificates shall have no preemptive or similar rights and when issued and delivered to the Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.  The Holders of the Certificates, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL CERTIFICATEHOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

Section 5.02         Execution, Authentication and Delivery.

(a)           The Certificates shall be executed on behalf of the Trust by the Trustee by one of its Responsible Officers.  The signature of a Responsible Officer may be manual or facsimile. Certificates bearing the manual or facsimile signature of an individual who was, at any time, a Responsible Officer shall be valid, notwithstanding that such individual ceased to be a Responsible Officer prior to the execution, authentication and delivery of such Certificates or was not a Responsible Officer at the date of such Certificates.

(b)           Each Certificate shall be dated as of the date of its authentication.

(c)           Subject to Section 5.10(e), no Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form as contained in the form of Certificate attached to this Agreement as Exhibit A executed by the Trustee by the signature of one of its authorized signatories, which signature shall be manual, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under this Agreement and is entitled to the benefits of this Agreement.

Section 5.03         Registration; Registration of Transfer and Exchange.

(a)           The Trustee shall keep or cause to be kept, at its Corporate Trust Office, a register (the "Certificate Register") for the Certificates in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed the Certificate Registrar for such purposes until the earlier to occur of (i) the appointment by the Depositor of a different Certificate Registrar, (ii) the resignation or termination of the Trustee and appointment of a successor trustee in accordance with Sections 8.07 and 8.08, in which case such successor trustee shall assume the duties of Certificate Registrar and (iii) the termination of the Trust and discharge of the Trustee's obligations under this Agreement in accordance with Article IX; provided, however, that the Depositor may appoint one or more Co-Certificate Registrars.  Upon the resignation of any Certificate Registrar appointed by the Depositor pursuant to clause (i) above, the Trustee shall promptly appoint a successor Certificate Registrar or, in the absence of such appointment, assume the duties of Certificate Registrar.

Upon (i) the appointment by the Depositor of a Certificate Registrar other than the Trustee, (ii) the appointment by the Depositor of any Co-Certificate Registrar or (iii) any change in the identity of the Certificate Registrar or any Co-Certificate Registrar, the Depositor will, in each case, give the Trustee written notice within three Business Days of any such appointment or change and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Certificateholders and the Certificate Principal Balance and number of each Certificate.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee, if the requirements of Section 8-401(1) of the UCC are met to the Trustee's satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denomination of a like tenor and aggregate Certificate Principal Balance.

(b)           At the option of the Certificateholder, Certificates may be exchanged for other Certificates of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the requested Certificates that the Certificateholder making the exchange is entitled to receive.  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

(c)           Every Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Certificateholder or his/her attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution (as set forth in Section 5.03(b)), and such other documents as the Trustee may reasonably require.

All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust Property and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Certificateholder for any registration of transfer or exchange of its Certificates, but the Trustee may require payment by the Certificateholders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates other than an exchange contemplated in Section 3.08(a), 3.09(a) or 3.11, not involving any transfer.

Section 5.04         Mutilated, Destroyed, Lost and Stolen Certificates.  If (i) any mutilated Certificate is presented to the Depositor and the Trustee or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may reasonably require to save each of them harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a protected purchaser, then, in each case, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of any authorized denomination or denominations of like tenor and Certificate Principal Balance, bearing a number not contemporaneously Outstanding, so that neither gain nor loss in interest shall result from such exchange or substitution.

Upon the issuance of any new Certificate under this Section 5.04, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

Every new Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Property, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates, if any, duly issued thereunder.

The terms of this Section 5.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 5.05         Distributions in Respect of Certificates.

(a)           Distributions on a Certificate that are payable on a Regular Distribution Date other than the Final Scheduled Distribution Date or a Special Distribution Date (other than a Special Distribution Date resulting from the optional redemption of Underlying Notes) shall be made to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date immediately preceding such Regular Distribution Date or Special Distribution Date, as the case may be.  Distributions on Certificates on such Regular Distribution Date or Special Distribution Date, as the case may be, shall be made by check mailed to the address of the Certificateholder entitled thereto as such address shall appear in the Certificate Register.  Distributions on Certificates on the Final Scheduled Distribution Date, on a Special Distribution Date resulting from the optional redemption of Underlying Notes or upon a removal of Underlying Notes from the Trust Property under the circumstances prescribed in this Agreement shall be made in same-day funds against presentation and surrender of such Certificates to the Trustee at its Corporate Trust Office. Notwithstanding the foregoing, payments on Global Certificates shall be made in same-day funds on the applicable Distribution Date.

(b)           Subject to the terms of this Agreement to the contrary, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to amounts to be distributed that are accrued and undistributed, and to accrue, that were carried by such other Certificate.

Section 5.06         Persons Deemed Owners.  Subject to Section 5.05, prior to due presentment of a Certificate for registration of transfer, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and none of the Depositor, the Trustee or any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

None of the Depositor, the Trustee or any agent of the Depositor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Depositor, the Trustee or any agent of the Depositor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Certificate.

Section 5.07         Cancellation.  All Certificates presented and surrendered for payment, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section 5.07.

Section 5.08         Currency of Distributions in Respect of Certificates.  Distributions on the Certificates will be made in Dollars.

Section 5.09         Appointment of Paying Agent.

(a)           The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates.  Any such Paying Agent shall be authorized to make distributions to Certificateholders pursuant to this Agreement and shall report the amounts of such distributions to the Trustee.  The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or if the Paying Agent fails to satisfy the eligibility requirements set forth in paragraph (b) of this Section 5.09.  The Trustee is hereby initially appointed a Paying Agent.  Any Paying Agent shall be permitted to resign as Paying Agent upon 30 calendar days' written notice to the Trustee.  In the event that the Trustee shall no longer be the Paying Agent and the Depositor has not appointed a co-Paying Agent, the Trustee shall appoint a successor Paying Agent.  The Trustee shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders.  The Paying Agent shall return all unclaimed funds to the Trustee within two years from the time such funds were first eligible to be claimed.

(b)           The Paying Agent shall at all times be a corporation or an association the combined capital and surplus of which is at least $200,000,000 (or is a wholly-owned subsidiary of a bank holding company having a consolidated capital and surplus of at least $200,000,000) and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies and shall be subject to supervision or examination by U.S. federal or State authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Paying Agent shall cease to be eligible in accordance with the terms of this Section 5.09(b), the Paying Agent shall release all Trust Property to the Trustee and then resign immediately.  Upon the receipt by the Trustee of notice of such resignation, the Trustee shall act as Paying Agent until the appointment of a successor Paying Agent in accordance with Section 5.09(a).

(c)           The terms of Article VIII, as applicable, shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

Section 5.10         Authenticating Agent.

(a)           The Trustee may appoint any one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery and registration or transfer or exchange of the Certificates.  Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's unit of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be reasonably acceptable to the Depositor.

(b)           Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filling of any power or any further act on the part of the Trustee or such Authenticating Agent.  An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by signing and delivering a written notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee may appoint a successor Authenticating Agent.  Subsequent to any such removal or resignation of the Authenticating Agent, the Trustee shall act as Authenticating Agent until a successor Authenticating Agent, if any, is appointed. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

(c)           The Depositor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.10.

(d)           The provision of Sections 8.01, 8.02 and 8.03 shall be applicable to any Authenticating Agent.

(e)           Pursuant to an appointment made under this Section 5.10, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

"This is one of the Certificates referred to in the within-mentioned Trust Agreement.

_________________________
as Authenticating Agent for the Trustee,

By________________________
               Authorized Signatory"

Section 5.11         Issuance Matters.

(a)           The Certificates shall be issued on the Closing Date upon (i) deposit of the Underlying Notes into the Trust by the Depositor in exchange for all the Certificates and (ii) the due authentication by the Trustee of the Certificates in the form set forth in Exhibit A attached hereto.

(b)           Any Global Certificate representing Certificates shall be exchangeable for Certificated Certificates only if (i) the Depositary notifies the Depositor that it is unwilling or unable to continue as depositary for the Global Certificates or the Depositor determines that the Depositary is unable to continue as depositary, and the Depositor thereupon fails to appoint a successor Depositary within 60 calendar days or (ii) the Depositor, in its sole discretion, at any time determines not to have Certificates represented by Global Certificates.  Any Global Certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for Certificated Certificates of like tenor and Certificated Principal Balance, in any authorized denomination or denominations and registered in the names of such Person or Persons as the Depositary shall direct.  Upon such exchange, the Trustee shall execute and authenticate such Certificated Certificates and register the same in the name of, and deliver the same to, such Person or Persons consistent with Section 5.02.

(c)           Any Global Certificate representing Certificates shall bear a legend in substantially the following form:

"This Certificate is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of the Depositary or the nominee of a Depositary.  This Certificate is exchangeable for Certificates registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor."

(d)           Each Person that purchases a Certificate will be deemed to represent that its acquisition of such Certificate will not constitute or result in a non-exempt prohibited transaction. In addition, in the event the Certificates do not constitute Publicly Offered Securities, each Person that purchases a Certificate on behalf of an employee benefit plan or other plan that is subject to the provisions of ERISA Section 406 or Section 4975 of the Code will be deemed to represent that: (i) the plan is so represented in this regard by a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption ("PTE") 84-14 and PTE 96-23, respectively) and will be so represented for so long as such plan holds the related Certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied, (ii) the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied, or (iii) the conditions of another applicable exemption are and will at all times be satisfied, such that in the case of clause (i), (ii) or (iii) above the applicable exemption applies to the purchase, continued holding and disposition of such Certificate, as well as to the underlying transactions of the Trust.

Section 5.12         Survivor’s Option.

(a)           If so specified in any Certificate, the representative of a beneficial owner of such Certificate shall have the option to elect repurchase of such Certificate (or portion thereof) following the death of the beneficial owner of such Certificate (a “Survivor’s Option”); provided however, that the Certificate was acquired by such beneficial owner at least six months prior to the request, and provided, further that the Trust shall only repurchase such Certificate (or portion thereof) to the extent that (i) the Underlying Notes also have survivor’s option provisions that the Trustee, on behalf of the Trust, may elect to exercise on behalf of the beneficial owner of such Certificate and (ii) the issuer of the Underlying Notes honors such election by the Trustee.

(b)           If such Underlying Notes do not have survivor’s option provisions, pursuant to the valid exercise of the Survivor’s Option by the Representative (as defined below) of the beneficial owner, the Trustee shall distribute, subject to the provisions set forth below, those Underlying Notes to such Representative.

(c)           Pursuant to the valid exercise of the Survivor’s Option, the Trust shall repurchase any Certificate (or portion thereof) properly tendered for repurchase by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Certificate under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or surviving joint owner with such deceased beneficial owner) at a price equal to 100% of the principal amount of such deceased beneficial owner’s beneficial interest in such Certificate (subject to the limitations set forth in (a) above) plus accrued interest to the date of such repurchase less future or unamortized trust expenses and any processing fees required to be paid to the Trustee by the Person exercising the Survivor’s Option.  Any Certificate (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.  Following repurchase of any Certificate as to which the Survivor’s Option has been validly exercised, such Certificate will be cancelled and will not be reissued.

(d)           Each Certificate (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order all such Certificates are received by the Trustee, except for any Certificate (or portion thereof) the acceptance of which would contravene a Put Limitation, if any.  If as of the end of any calendar year, the aggregate principal amount of Certificates (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded a Put Limitation, if any, any exercise(s) of the Survivor’s Option with respect to Certificates (or portions thereof) not accepted during such calendar year because such acceptance would have contravened such Put Limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Certificates (or portions thereof) were originally tendered.  Any Certificate (or portion thereof) accepted for repurchase pursuant to exercise of the Survivor’s Option shall be repurchased by the Trust on a quarterly basis.  At the end of each fiscal quarter, the Trustee will aggregate all accepted exercises of the Survivor’s Option.  If, upon aggregation, the Certificates to be repurchased pursuant to a valid exercise of the Survivor’s Option do not aggregate to an integral multiple of the authorized minimum denomination of each Underlying Note, the Administrative Agent may purchase, in the open market, the number of Certificates necessary to make the Certificates to be so repurchased equal an integral multiple of the authorized minimum denomination of the Underlying Note.  On the first Regular Distribution Date that occurs 20 or more calendar days after the date of completion of the aggregate process described herein, to the extent the Trust receives, by such time, sufficient proceeds from the exercise of the Survivor’s Option contained in the related Underlying Notes, those Survivor’s Options accepted for repurchase or redemption will be so redeemed or repurchased by the Trust.  In the event that a Certificate (or any portion thereof) tendered for redemption or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice, by first-class mail to the registered holder thereof at its last known address as indicated in the Certificate Register, that states the reason such Certificate (or portion thereof) has not been accepted for repurchase.

(e)            In order for a Survivor’s Option to be validly exercised with respect to any Certificate (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner (i) a written request for repurchase signed by the Representative, and such signature must be guaranteed by an eligible guarantor institution (as set forth in Section 5.03(b)); (ii) tender of a Certificate (or portion thereof) to be repurchased; (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of the Certificate at the time of death, (B) the death of such beneficial owner has occurred, (C) the Representative has authority to act on behalf of the deceased beneficial owner, (D) such deceased beneficial owner acquired such Certificate at least six months prior to the request, and (E) any other conditions applicable to such Survivor’s Option have been satisfied; (iv) if applicable, a properly executed assignment or endorsement; (v) if the interest in such Certificate is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership in such Certificate; (vi) tax waivers and such other instruments or documents that the Trustee  reasonably requires in order to establish the validity of the beneficial ownership of the Certificates and the claimants entitlement to repurchase; and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election or to cause the repurchase of the Certificates.  All questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in consultation with the Depositor, which determination shall be final and binding on all parties.

(f)           For Certificates represented by a Global Certificate, the Depositary or its nominee shall be the holder of such Certificate and therefore can be the only entity that can exercise the Survivor’s Option for such Certificate.  To obtain repurchase pursuant to exercise of the Survivor’s Option with respect to such Certificate, the Representative must provide to the broker or other entity through which the beneficial interest in such Certificate is held by the deceased beneficial owner (i) the items described in the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repurchase pursuant to exercise of the Survivor’s Option.  Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner.  Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

ARTICLE VI
THE DEPOSITOR

Section 6.01         Representations and Warranties of the Depositor.

(a)          The Depositor represents and warrants to the Trustee that as of the Closing Date:

(i)            the Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

(ii)           the execution, delivery and performance of this Agreement by the Depositor will not violate the Depositor's Limited Liability Company Agreement or constitute a default under, or result in the breach or acceleration of, any contract, agreement or other  instrument to which the Depositor is a party or by which the Depositor or any of its assets is bound;

(iii)           the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; and this Agreement, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(iv)           the Depositor is not in violation, and the execution, delivery and performance of this Agreement by the Depositor will not constitute a violation, of any order decree of any court or any order or regulation of any U.S. federal or State governmental agency having jurisdiction over the Depositor or any of its assets, which violation would reasonably be expected to materially and adversely affect the Depositor's duties and obligations under this Agreement.

(b)           It is the express intent of the parties hereto that the conveyance of the Underlying Notes by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Notes by the Depositor and not a pledge of any Underlying Notes by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Notes are held to be property of the Depositor, then it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Notes by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. In connection with the grant of a security interest in any Underlying Notes, the Depositor hereby represents and warrants to the Trustee that as of the Closing Date:

(i)            In the event such Underlying Notes are held to be property of the Depositor, then this Agreement creates a valid and continuing security interest (as defined in the UCC) in such Underlying Notes in favor of the Trustee, which security interest is prior to all other liens, claims or other encumbrances and is enforceable as such against creditors of, and purchasers from, the Depositor;

(ii)            Such Underlying Notes have been credited to the Certificate Account;

(iii)           Immediately prior to the conveyance of such Underlying Notes to the Trust, the Depositor owned and had good and marketable title to such Underlying Notes free and clear of any lien, claim or other encumbrance of any Person;

(iv)           The Depositor has received all consents and approvals required by the terms of such Underlying Notes to the conveyance to the Trustee of its interest and rights in such Underlying Notes as contemplated by this Agreement;

(v)            The Depositor has not assigned, pledged, granted a security interest in, sold or otherwise conveyed any interest in such Underlying Notes (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released); the Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of such Underlying Notes; and the Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(vi)           The Certificate Account is not in the name of any Person other than the Trustee; and the Depositor has not consented to the compliance by the Trustee with entitlement orders of any Person other than the Trustee, as trustee of the Trust.

Section 6.02         Breach of Representation or Warranty.  Upon the Depositor's discovery of a breach of any representation or warranty of the Depositor set forth in Section 6.01 that materially and adversely affects the rights of the Certificateholders, the Depositor shall notify the Trustee of such breach and shall use its reasonable efforts to cure such breach in all material respects within five Business Days of its discovery.

Section 6.03         Liability of the Depositor.  The Depositor shall be liable in accordance with this Agreement only to the extent of the obligations specifically imposed upon it under this Agreement.

Section 6.04         Limitation on Liability of the Depositor.

(a)           Unless otherwise expressly specified in this Agreement, the Depositor shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under Section 8.05(b) hereof, or otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(b)           Unless otherwise expressly specified in this Agreement, the Depositor shall not have any liability, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders for any act or omission except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Agreement. Notwithstanding anything to the contrary contained herein, the managers, officers, employees and agents of the Depositor shall not have any liability, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders for any act or omission, whether on their part or on the part of the Depositor or otherwise.

(c)           Unless otherwise expressly specified in this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any Proceeding; provided, however, that the Depositor may in its discretion undertake any such Proceeding which it may deem necessary or desirable with respect to this Agreement.

(d)           The sole obligor with respect to any Underlying Note is the Underlying Issuer thereof. The Depositor shall not have any obligation on or with respect to the Underlying Notes. The Depositor, in its capacity as the depositor of the Underlying Notes into the Trust under this Agreement, is not authorized to proceed against the Underlying Issuer of any Underlying Note upon the occurrence of a Default Event or otherwise or to assert the rights and privileges of Certificateholders (except to the extent the Depositor is otherwise a Certificateholder) and has no duty in respect thereof.

Section 6.05         Depositor May Purchase Certificates.  The Depositor or its Affiliates may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

Section 6.06         Preparation and Filing of Exchange Act Reports; Obligations of the Depositor.  The Depositor, as agent of the Trust, shall:

(a)          prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise required by Regulation AB (collectively, "Reports") with respect to the Trust. The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

(i)             Form 8-K, within the time requirement prescribed by the Exchange Act if the filing of Form 8-K is necessary;

(ii)            Form 10-K, within the time requirement prescribed by the Exchange Act; and

(iii)         such other reports as may be required pursuant to Section 13 or 15(d) of the Exchange Act or otherwise as required by Regulation AB.

(b)          deliver to the Trustee, within 15 calendar days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

(c)          deliver to the Trustee, which shall then transmit by mail to all  Certificateholders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (a) and (b) of this Section 6.06, if any, as may be required by rules and regulations prescribed from time to time by the Commission;

(d)          prepare, sign and file with the Commission, if necessary appropriate or advisable, a Form 8-A under the Exchange Act; and

(e)          prepare and deliver to the Certificates Agents and other dealers such number of copies of the prospectus relating to the offer and sale of the Certificates as is reasonably requested by them and required to be delivered to purchasers of the Certificates under the Securities Act.

Section 6.07         Preferential Collection of Claims Against Depositor.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA Section 311(a).

ARTICLE VII
RIGHTS OF CERTIFICATEHOLDERS

Section 7.01         Voting Rights with Respect to Underlying Notes.

(a)           Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents or waivers, or the acceptance of a tender offer, by, registered holders of any of the Underlying Notes, the Trustee shall give notice to the Certificateholders setting forth (i) a Record Date established therefor by the Trustee, (ii) such information as is contained in such notice to registered holders of such Underlying Notes, (iii) a statement that the Certificateholders as of such record date will be entitled, subject to any applicable provision of law and any applicable terms of such Underlying Notes, to direct the Trustee as to the exercise of voting rights or giving of consents or waivers or the acceptance of a tender offer, if any, that the Trustee, as the registered holder of such Underlying Notes, is entitled to exercise or give or accept, as the case may be, and (iv) a statement as to the manner in which instructions may be given to the Trustee.

(b)           The voting, consent or waiver or tender rights allocable to the registered holders of Underlying Notes pursuant to the terms thereof will be allocated among the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests) as of a record date established therefor by the Trustee, and upon the written direction of the Certificateholders, received on or before the record date established by the Trustee for such purpose, the Trustee shall, insofar as practicable and permitted under any applicable provision of law and any applicable provision of the related Underlying Notes, vote and/or tender the principal amount of Underlying Notes that coincides with each such Certificateholder's Certificate Principal Balance in accordance with any nondiscretionary instruction set forth in the written direction of each such Certificateholder; provided, however, that neither the Trustee, in its capacity as such under this Agreement (subject to the provisions of 7.02), nor any Certificateholder may (subject to the provisions of 7.02) (i) take any action that would affect the conditions under which Underlying Notes may be removed from Trust Property or (ii) declare an event of default in respect of any Underlying Notes or waive any event of default thereunder.

(c)           In the absence of any written direction from the Certificateholders in accordance with Section 7.02, the Trustee shall not exercise any voting, consent or waiver rights with respect to the Underlying Notes.

(d)           The Trustee shall endeavor to notify Certificateholders of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Trustee has received, with respect to Underlying Notes issued in the United States, from the related Underlying Issuer timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. If the Trustee shall not actually receive such notice, the Trustee shall have no liability for failing to so notify Certificateholders.

Section 7.02         Direction of Remedies.  The holders of a majority in aggregate Certificate Principal Balance of the Outstanding Certificates shall have the right to direct any Proceeding for any remedy in respect of any Underlying Note available to the Trustee as the registered holder of such Underlying Note.  Holders of a majority in aggregate Certificate Principal Balance of the Outstanding Certificates also have the right to direct the Trustee to direct any Proceeding for any remedy available to the applicable trustee of the Underlying Note Agreement under which any Underlying Note is issued.

Notwithstanding anything to the contrary contained herein, upon request of any Certificateholder, the Trustee, on behalf of such Certificateholder, shall enforce any of the Trustee's rights under U.S. federal or State securities laws as the purchaser of Underlying Notes from the related Underlying Issuers and shall promptly notify the Certificateholders that it has received such a request and is pursuing such enforcement.

Section 7.03         Meetings of Certificateholders.  Certificateholders may exercise any voting right, give any consent or direct the Trustee at a separate meeting of Certificateholders convened for that purpose or by written consent. The Trustee will mail to each Certificateholder a notice of any meeting at which the Certificateholders are entitled to vote or consent or notice of any matter upon which action by written consent of those Certificateholders is to be taken. Each such notice will include a statement setting forth the following information:

(i)           the date of the meeting or the date by which the action is to be taken; and

(ii)          a description of any resolution proposed for adoption at the meeting on which the Certificateholders are entitled to vote or consent or of the matter upon which written consent is sought.

Section 7.04         Assignment.  The Depositor and the Trustee, as purchasers of the Underlying Notes, hereby assign to the purchasers of the Certificates from the Trust any and all of their rights against the Underlying Issuers under the U.S. federal and State securities laws as the purchaser of the Underlying Notes, including, but not limited to, any civil liability available to a purchaser of securities under Rule 10b-5 of the Exchange Act and Sections 11 and 12(a)(2) of the Securities Act.

ARTICLE VIII
CONCERNING THE TRUSTEE AND THE DELAWARE TRUSTEE

Section 8.01         Duties of Trustee.

(a)           The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall inform the Person delivering such instrument and request that the instrument be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and the Certificateholders.

(c)           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)            the duties and obligations of the Trustee shall be determined solely by the express terms of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations (except for any applicable fiduciary duty under Delaware law to the beneficiaries of the Trust) shall be read into this Agreement against the Trustee and, in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee as to the truth and correctness of any statements contained therein;

(ii)            the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of this Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(iv)           in the event that a Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by such Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon knowledge of a Responsible Officer thereof to perform such obligation, duty or agreement in the manner so required; and

(v)            the Trustee shall not be personally liable for any indirect, special or consequential damages, or for loss of business or lost profits, regardless of the form of action and even if the same were foreseeable.

Section 8.02         Certain Matters Affecting the Trustee.

(a)           Except as otherwise provided in Section 8.01:

(i)            the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

(ii)           the Trustee may consult with counsel of its selection and, in connection with the preparation of the Trust's tax returns, accountants, and any advice or Opinion of Counsel or advice given by such tax return prepared by accountants shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee under this Agreement in good faith and in accordance with such advice or Opinion of Counsel or the filing of any tax return;

(iii)           except for the duties and obligations of the Trustee expressly created by this Agreement, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Certificateholders pursuant to the terms of this Agreement unless such Certificateholders or the Depositor shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)           the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)            the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

(vi)           the Trustee may execute any of the trusts or powers or perform any duties under this Agreement either directly or by or through agents, attorneys, accountants or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney accountants or custodian appointed with due care by it hereunder;

(vii)          the Trustee shall not be personally liable for any loss, fee, tax or other charge  resulting from the investment or reinvestment of funds or for any liquidation of an investment held in any Certificate Account pursuant to Sections 3.05 and 3.06;

(viii)          the Trustee shall not be deemed to have notice or actual knowledge of any matter including, without limitation, any default or Default Event, unless (A) a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or (B) written notice thereof is received by the Trustee at the Corporate Trust Office;

(ix)            the Trustee shall not be personally liable for its failure to act or delay in acting by reason of circumstances beyond its reasonable control, including without limitation, acts of God, acts of war or terrorism, earthquakes, fires, floods, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services;

(x)            the Trustee shall not be personally liable for any acts or omissions of the Depositary or the U.S. Federal Reserve Banks or any malfunction in connection with the book-entry system of the Depositary or the U.S. Federal Reserve Banks;

(xi)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder; and

(xii)           the Trustee may request that the Depositor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(b)           Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee:  (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)            a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as t the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(c)           The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest.  However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

(d)           All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other Proceeding relating thereto, and any Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Certificateholders, subject to the terms of this Agreement.

Section 8.03          Limitation on Liability of Trustee.  The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement, the Certificates or any document issued in connection with the sale of the Certificates (other than its signature and authentication on the Certificates in its capacity as Authentication Agent). The sole obligor with respect to any Underlying Note is the related Underlying Issuer. Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, the Certificates (other than its signature and authentication on the Certificates), any Underlying Note or any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Underlying Notes. The Certificates do not represent interests in or obligations of the Trustee, and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein.

Section 8.04        Trustee May Own Certificates.  The Trustee, in its individual capacity or in any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05         Trustee Fees and Expenses; Limited Indemnification; Expense Reserve Account.

(a)           As compensation for its services required hereunder and in payment of its expenses (including the fees and disbursements of its counsel) incurred in connection with the performance of such services, the Trustee shall be entitled to reimbursement for all reasonable expenses and disbursements on each Regular Distribution Date (the "Trustee Fees"), which amount shall be payable solely from (x) the amounts deducted from Available Funds by the Trustee in accordance with Section 4.01(a) hereof and (y) funds, if any, on deposit in the Expense Reserve Account. In the event that the Available Expense Amount exceeds actual Trust Expenses for the applicable Collection Period, the Trustee shall deposit the excess into the Expense Reserve Account. In the event that actual Trust Expenses exceed the Available Expense Amount for the applicable Collection Period, the Trustee shall apply funds, if any, on deposit in the Expense Reserve Account (including net investment earnings on such funds) toward the payment of such actual Trust Expenses.  If there are any remaining actual unpaid Trust Expenses after applying such funds in the Expense Reserve Account, the Trustee will apply any Available Funds relating to the next succeeding Regular Distribution Date to the payment of such unpaid expenses on such Regular Distribution Date.

(b)           The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with this Agreement or the Certificates or the performance of any of the Trustee's duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Agreement or (ii) incurred by reason of willful misconduct, bad faith or gross negligence in the performance of the Trustee's duties hereunder or as a result of reckless disregard of the Trustee's obligations and duties hereunder (such loss, liability or expense, other than as described in clauses (i) and (ii) of this sentence, "Extraordinary Trust Expense"); provided, however, that with respect to any such Proceeding, (1) the Trustee shall have given the Depositor notice thereof promptly after the Trustee shall have knowledge thereof, (2) while maintaining control over its own defense in any such Proceeding, the Trustee shall consult with the Depositor in preparing such defense, and (3) if any Person ever alleges such willful misconduct, bad faith or gross negligence by the Trustee, the indemnification provided for in this Section 8.05(b) shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct, bad faith or gross negligence. In the event the Trustee is not indemnified by the Depositor in accordance with this Section 8.05(b), the Trustee shall nevertheless remain obligated to perform its duties under this Agreement.

(c)           The Trustee and the Depositor expressly acknowledge that the limited obligations of the Depositor to indemnify the Trustee pursuant to Section 8.05(b) do not extend to amounts attributable to compensation for services or payment of expenses of the Trustee, which amounts are payable in full in accordance with Section 8.05(a).

(d)           On the Closing Date, the Trustee shall establish an Expense Reserve Account. Funds, if any, on deposit in the Expense Reserve Account shall be (x) held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, any moneys held by the Trustee pursuant to this Agreement, (y) invested by the Trustee as directed in writing by the Depositor in Eligible Investments (or invested in the Eligible Investments specified in clause (2) of the definition thereof in the event that the Depositor does not provide direction and (z) deposited and withdrawn in accordance with the provisions of Section 8.05(a). The Certificates shall evidence ownership of the Expense Reserve Account for U.S. federal income tax purposes and the Expense Reserve Account will not be treated as an asset of the Trust for any purpose. In the event that all actual Trust Expenses are paid in full upon the final distribution to Certificateholders of all amounts due in respect of the Underlying Notes, all funds on deposit in the Expense Reserve Account shall be distributed to the Certificateholders on a pro rata basis.

Section 8.06         Eligibility Requirements for Trustee.

(a)           The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Trustee hereunder shall at all times be a corporation or association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Notes and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000 (or is a wholly-owned subsidiary of a bank holding company having a consolidated capital and surplus of at least $200,000,000) and subject to supervision or examination by U.S. federal or State banking authorities, and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Trustee shall cease to be eligible in accordance with the terms of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

(b)           The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) other outstanding debt securities of the Underlying Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 8.07         Resignation or Removal of the Trustee and the Delaware Trustee.

(a)           Subject to the last sentence of this Section 8.07(a), each of the Trustee or the Delaware Trustee may at any time resign and be discharged from their respective obligations and duties hereunder by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Trustee or Successor Delaware Trustee (as defined below) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee or Successor Delaware Trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no such successor Trustee or Successor Delaware Trustee shall have been so appointed and have accepted appointment within 45 calendar days after the giving of such notice of resignation, the resigning Trustee or the Delaware Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Trustee for the Certificates.

(b)           If at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the terms of Sections 8.06 and 8.14, respectively and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Delaware Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Delaware Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Delaware Trustee or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Delaware Trustee and appoint a successor Trustee or Successor Delaware Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Delaware Trustee so removed and to the successor Trustee or Successor Delaware Trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

(c)           Any resignation or removal of the Trustee or the Delaware Trustee and appointment of a successor Trustee or Successor Delaware Trustee pursuant to any of the terms of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Successor Delaware Trustee as provided in Section 8.08.

Section 8.08         Successor Trustee and Successor Delaware Trustee.

(a)           Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Trustee under this Agreement, with the like effect as if originally named as Trustee in this Agreement. The predecessor Trustee, upon payment of all amounts owed to it hereunder, shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the terms of Section 8.06.

(b)           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall transmit notice of the succession of such Trustee under this Agreement to all Certificateholders.

(c)           The Delaware Trustee shall not be removed until a successor Trustee possessing the qualifications to act as Delaware Trustee under Section 8.14 and 8.16 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trustees and the Depositor.

Section 8.09         Merger or Consolidation of Trustee.  Any corporation or association into which the Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Trustee or the Delaware Trustee, shall be the successor of the Trustee or the Delaware Trustee, respectively under this Agreement, provided, that such corporation or association shall be eligible under the terms of Section 8.06 or 8.14, as the case may be, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

Section 8.10         Appointment of Co-Trustee.

(a)           Notwithstanding any other terms of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other terms of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 30 calendar days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-Trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of a co-Trustee or co-Trustees shall be required under Section 8.08.

(b)           In the case of any appointment of a co-Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-Trustee at the direction of the Trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the co-Trustees, as effectively as if given to each of them. Every instrument appointment any co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Each co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee subject to all the terms of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)           Any co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-Trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(e)           No Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder.

Section 8.11         Presentment and Surrender at Corporate Trust Office.  The Certificates may be surrendered for registration of transfer or exchange, and presented and surrendered on the Final Scheduled Distribution Date, on a Special Distribution Date resulting from the optional redemption of Underlying Notes or upon an event requiring removal of any Underlying Notes from the Trust Property, and notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served, at the designated office of the Trustee.

Section 8.12         Representations and Warranties of Trustee.

(a)           The Trustee represents and warrants that:

(i)            the Trustee is a national association duly organized, validly existing and in good standing under the laws of the United States.

(ii)           the Trustee has full power, authority and right to execute, authenticate, deliver and perform its duties and obligations under this Agreement and the Certificates and has taken all necessary action to authorize the execution, authentication, delivery and performance by it (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) of this Agreement and the Certificates;

(iii)           the execution, authentication and delivery of this Agreement and the Certificates by the Trustee and its performance of and compliance with the terms of this Agreement and the Certificates will not violate the Trustee's charter or by-laws or constitute a default under, or result in the breach or acceleration of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets; and

(iv)           as of the Closing Date, each of this Agreement and the Certificates has been duly executed, authenticated and delivered by the Trustee (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable), and this Agreement constitutes the valid and legally binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity.

(b)          Within 30 calendar days of the discovery by the Trustee of a breach of any of its representations or warranties set forth in this Section 8.12, the Trustee shall take commercially reasonable efforts to cure such breach.

Section 8.13         Limitation of Powers and Duties.  The Trust is constituted solely for the purposes of acquiring and holding the Underlying Notes, issuing the Certificates and engaging in activities necessary, advisable or incidental to the foregoing. The Trust may not incur any additional debt other than debt that does not constitute a claim against the Trust Property. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in this Agreement and, in particular, subject to the Trustee’s obligation to perform all acts required of it by this Agreement, the Trustee is not authorized (i) to Transfer any of the Underlying Notes or interests therein to any Person except as contemplated in Section 3.08, 3.09 or 3.10 or (ii) to do anything that would cause the Trust to (1) be required to be registered under the Investment Company Act or (2) cause the Trust to be taxed as a corporation or a publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes.

Section 8.14         Delaware Trustee.

(a)          The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Act that the Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the other Trustee.

(b)           The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.  The Delaware Trustee shall have no liability for the acts or omissions of the other Trustee.

(c)           The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Agreement and with respect to the Trust as the other Trustee.  No amendment or waiver of any provision of this Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

Section 8.15         Qualifications of Delaware Trustee.  If required by the Business Act, the Delaware Trustee shall be:

(a)           a natural person who is a resident of the State of Delaware; or

(b)           if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law;

provided that, if the Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Trustee shall also be the Delaware Trustee and Section 8.14 shall have no application.

Section 8.16         Representations and Warranties of Delaware Trustee.  The Delaware Trustee represents and warrants to the Trust and to the Depositor as of the date hereof, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

(a)           the Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware or the laws of the United States, with trust powers and the authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement;

(b)           the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Trust Agreement.  The Trust Agreement under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c)           no consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Trust Agreement; and

(d)           the Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

Section 8.17         Certain Qualifications of Delaware Trustee Generally.  The Delaware Trustee (unless the Trustee also acts as Delaware Trustee) shall either be a natural person who is at least 21 years of age or a legal entity that shall act through one or more Officers.

ARTICLE IX
TERMINATION

Section 9.01         Termination of the Trust.

(a)           The Trust shall dissolve upon the earlier of the receipt by the Trust of all amounts required to be paid by the Underlying Issuers of their respective Underlying Notes then constituting a part of the Trust Property or [date][45 years from the date of this Agreement].

(b)           Upon the dissolution of the Trust, (i) the Trust shall carry on no business except for the purpose of winding up its affairs, including the obligations of the Trustee on behalf of the Trust to provide reports and other information under this Agreement and to make distributions to Certificateholders as herein set forth and (ii) the Trustee shall proceed to wind up the affairs of the Trust and shall continue, under this Agreement, to have the powers to fulfill or discharge the Trust’s contracts, collect its assets, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(c)           Written notice of any termination shall be provided to each Certificateholder and the Depositor within ten Business Days of such termination, unless such termination occurs on the Final Scheduled Distribution Date.

(d)           On the Final Scheduled Distribution Date, unless none of the Certificates are then Outstanding, the Trustee shall distribute to each Certificateholder presenting and surrendering its Certificates, the amount distributable on the Final Scheduled Distribution Date pursuant to Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed on the Final Scheduled Distribution Date shall be set aside and held in trust by the Trustee for the benefit of Certificateholders that fail to present and surrender their Certificates on the Final Scheduled Distribution Date and shall be disposed of upon such presentation and surrender, subject to Sections 4.01 and 5.09. Immediately following the deposit of such funds in trust hereunder, the Trustee shall execute and file with the Secretary of State of the State of Delaware a certificate of cancellation under the Act, and thereupon the Trustee shall be discharged from all liabilities and duties hereunder, the rights and interests of all Certificateholders shall cease and the Trust shall terminate.

ARTICLE X
MISCELLANEOUS TERMS

Section 10.01       Trust Indenture Act; Conflict with Trust Indenture Act.

(a)           This Trust Agreement is subject to the provisions of the TIA that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b)           The Trustee shall be the only Trustee which is the trustee for the purpose of the TIA.

(c)           If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the TIA, such required provision shall control.  If any provision of this Trust Agreement modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d)           The application of the TIA to this Trust Agreement shall not affect the nature of the Certificates as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 10.02       Amendment of this Agreement.

(a)           This Agreement may be amended from time to time by the Depositor, the Trustee and the Delaware Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision in this Agreement; (ii) to add to the covenants, restrictions or obligations of the Depositor for the benefit of the Certificateholders, (iii) to comply with any requirements imposed by the Code; (iv) to amend or waive the terms of Section 8.05(b) in any manner which shall not adversely affect the Certificateholders in any material respect; (v) to evidence and provide for the acceptance of appointment under this Agreement by a successor Trustee or Successor Delaware Trustee or (vi) to correct or supplement any provision in this Agreement which is inconsistent with any other provision hereunder.

(b)           This Agreement may also be amended from time to time by the Depositor, the Trustee and the Delaware Trustee with the consent of Certificateholders representing a majority of the aggregate Certificate Principal Balances of the Outstanding Certificates on the date of such determination as of the date of such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that, the consent of 100% of the aggregate Certificate Principal Balances of all Outstanding Certificates on the date of such determination shall be required in the event any such amendment would (i) reduce in any manner the amount, delay the timing or otherwise alter the pass-through nature of payments received on Underlying Notes that are required to be distributed on any Certificate, (ii) reduce the Certificate Principal Balance of the Certificates except upon payment on the Final Scheduled Distribution Date or upon the occurrence of a Removal Event or Wind-up Event, an event requiring removal of any Underlying Notes from the Trust Property pursuant to Section 3.10 or the optional redemption of Underlying Notes, or (iii) reduce the aforesaid required percentages required for the consent to any amendment with the consent of the Certificateholders.

(c)           Notwithstanding the foregoing, no amendment of this Agreement pursuant to Section 10.02(a) or (b) hereof shall be permitted that would (1) require the Trust to be registered under the Investment Company Act, (2) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes, (3) result in a sale or exchange of any Certificate for tax purposes, (4) change or add any Removal Events or Wind-up Events or any conditions under which any Underlying Notes are required to be removed from the Trust Property, (5) substitute Underlying Notes of an Underlying Issuer for debt securities of another issuer or (6) modify the provisions of this Agreement in a manner that would permit the Trustee, in its capacity as such under this Agreement, or the Certificateholders to declare or waive an event of default in respect of the Underlying Notes.

(d)           Promptly after the execution of any amendment under this Section 10.02, the Trustee shall furnish a copy of such amendment to each Certificateholder.

Section 10.03       Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.04       Limitation on Rights of Certificateholders.

(a)           The death or incapacity of any Certificateholder shall not (1) operate to terminate this Agreement or the Trust Property, (2) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of the Trust Property or (3) otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

(b)           Except as otherwise expressly provided herein, no Certificateholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association. In addition, no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision thereof.

Section 10.05       Governing Law; Non-exclusive Submission to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT AND EACH CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.  With respect to any Proceedings relating to or arising out of this Agreement, the Depositor, Trustee (including any Authentication Agent, Certificate Registrar and Paying Agent), Administrative Agent, the Delaware Trustee and each Certificateholder irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. Nothing in this Agreement precludes any such Person from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.  EACH OF THE DEPOSITOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CERTIFICATES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.06        Notices.  All directions, demands and notices under this Agreement shall be in writing (which may include a facsimile transmission) and shall be delivered to the Trustee at 1 Federal Street, 3rd Floor, Boston, MA 02110, Attention: Laura Cawley, to the Delaware Trustee at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Attention: Corporate Trust, and to the Administrative Agent at 200 South Wacker Drive, Suite 3700, Chicago IL 60606. Any notice required to be given to a Certificateholder will be sent by first class mail, postage prepaid, to the last address of such Certificateholder set forth in the Certificate Register or will be given by facsimile to such number as may be provided to the Trustee and the Administrative Agent. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission.

Section 10.07       Severability of Terms.  If any one or more of the covenants, agreements or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement or of the Certificates or the rights of the Certificateholders.

Section 10.08       Notice to Rating Agencies.  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following events as to which it has actual knowledge:

(i)           any material change or amendment to this Agreement;

(ii)          the resignation or termination of the Trustee;

(iii)         any change in the location of the Certificate Account;

(iv)         any Removal Event;

(v)          any event requiring removal of any Underlying Note from the Trust Property in accordance with Section 3.12;

(vi)         any optional redemption of Underlying Notes; and

(vii)        the final distribution to Certificateholders.

In addition, the Trustee shall promptly make available on its website (currently located at usbank.com\abs) to the Rating Agencies (i) copies of each report to Certificateholders described in Section 4.02 and (ii) any other information with respect to the Certificates or the Trust Property reasonably requested by any Rating Agency in connection with maintaining the then current ratings of the Certificates. Any such notice pursuant to this Section 10.08 shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile or mailed by first class mail, postage prepaid, or by express delivery service to the Rating Agencies.

The Trustee shall not have any verbal discussions with or provide information to any Rating Agency regarding the transactions contemplated by this Indenture without prior notice to the Issuer to ensure compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and the timely posting of information on any website maintained by the Issuer in order to comply with Rule 17g-5.  The Trustee agrees to provide all information or documents required to be delivered by it to each Rating Agency to the Issuer for posting on its Rule 17g-5 compliant website.

The Trustee makes this covenant as a matter of courtesy and accommodation only and shall not be liable to any Person for any failure to comply therewith.

Section 10.09       No Recourse.  Each Holder, by its acceptance of a Certificate or a beneficial interest or participation therein, acknowledges that such Holder's Certificate represents a beneficial ownership interest in the assets of the Trust only and does not represent an interest in or obligation of the Depositor, the Trustee, any Affiliate of the Depositor or the Trustee or any other entity or any of their respective directors, managers, officers, employees or agents and no recourse may be had against such Persons or individuals or their respective assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates, and each Holder's recourse is limited to the Trust Property secured hereby. The Trustee shall have no recourse to the Underlying Notes.

Section 10.10       No Petition Covenant.  Notwithstanding any prior termination of this Agreement, the Trustee and each Certificateholder shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce in, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any U.S. federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

Section 10.11       Intention of Parties.  The parties hereto intend that the Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder, by its acceptance of its Certificate or a beneficial interest or participation therein, agrees to treat the Trust as a grantor trust for all U.S. federal, State and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

Section 10.12         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Delaware Trustee, and Securities Intermediary and the Administrative Agent have each caused this Agreement to be duly executed by its duly authorized representative as of the date first above written.

Incapital Trust Products LLC, as Depositor

By:

Name:	Steven J. Hartman
Title:	Managing Director of Incapital Holdings, LLC, Sole Member

U.S. Bank National Association,
as Trustee and Securities Intermediary

By:

Name:	Amy Byrnes
Title:	Vice President

U.S. Bank Trust National Association,
as Delaware Trustee

By:

Name:
Title:

INCAPITAL HOLDINGS LLC,
as Administrative Agent

By:

Name:	Steven J. Hartman
Title:	Managing Director

SCHEDULE I

Underlying Note Schedule

Issuer	CUSIP	Rank	Secured	Coupon	Principal Amount ($ MM)	% of Aggregate Principal Amount	Maturity Date	Interest Payment Date	Make-whole Redemption/ Option Price	Non-U.S. Company/ Withholding Redemption Option	Moody’s Rating	S&P Rating

1

EXHIBIT A

FORM OF CERTIFICATE

[FACE OF CERTIFICATE]

EACH PERSON THAT PURCHASES A CERTIFICATE WILL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION. IN ADDITION, IN THE EVENT THE CERTIFICATES DO NOT CONSTITUTE PUBLICLY OFFERED SECURITIES, EACH PERSON THAT PURCHASES THIS CERTIFICATE ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WILL BE DEEMED TO REPRESENT THAT EITHER (I) THE PLAN IS SO REPRESENTED IN THIS REGARD BY A QPAM OR INHAM (AS THOSE TERMS ARE DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTE") 84-14 AND PTE 96-23, RESPECTIVELY) AND WILL BE SO REPRESENTED FOR SO LONG AS SUCH PLAN HOLDS THIS CERTIFICATE, AND THAT THE OTHER CONDITIONS OF PTE 84-14 OR PTE 96-23 ARE AND WILL AT ALL TIMES BE SATISFIED, (II) THE CONDITIONS TO THE APPLICABILITY OF PTE 90-1, PTE 95-60 OR PTE 91-38 ARE AND WILL AT ALL TIMES BE SATISFIED OR (III) THE CONDITIONS OF ANOTHER APPLICABLE EXEMPTION ARE AND WILL AT ALL TIMES BE SATISFIED, SUCH THAT IN THE CASE OF EITHER (I), (II) OR (III), THE APPLICABLE EXEMPTION APPLIES TO THE PURCHASE, CONTINUED HOLDING AND DISPOSITION OF THIS CERTIFICATE, AS WELL AS TO THE UNDERLYING TRANSACTIONS OF THE TRUST REFERRED TO HEREIN.

1

[Include if this Certificate is a Global Certificate:

This Certificate is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Certificate is exchangeable for Certificates registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.]

[Include if this Certificate is a Global Certificate and DTC is the Depositary:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

2

CERTIFICATE	CERTIFICATE PRINCIPAL BALANCE: $_______
No. ______
CUSIP No.:
ISIN US:
Common Code No:

Incapital Trust Products Trust __________
Pass-Through Certificate

Issuance Date:

Final Scheduled Distribution Date:

Evidencing a Fractional Undivided Interest in
Incapital Trust Products Trust __

THIS CERTIFIES THAT _______________, for value received, is the registered owner (the "Certificateholder") of $__________ (___________ dollars) in Certificate Principal Balance, subject to change as specified in Schedule 1 hereto, in Incapital Trust Products Trust ___  (the "Trust") created pursuant to a Trust Agreement, dated as of _____, 201_, (the "Trust Agreement"), among U.S. Bank National Association, as trustee and securities intermediary (the "Trustee"), U.S. Bank National Association, as Delaware trustee, Incapital Trust Products LLC, as depositor (the "Depositor"), and Incapital Holdings LLC, as administrative agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as "Pass-Through Certificates" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement. By virtue of its acceptance hereof, the Holder assents to and agrees to be bound by the provisions of the Trust Agreement.

This Certificate evidences a Fractional Undivided Interest in the Trust Property. Subject to the terms and conditions of the Trust Agreement, until the obligations created by the Trust Agreement shall have terminated in accordance therewith, Certificateholders will be entitled to receive on the related Distribution Date distributions in an amount equal to their Fractional Undivided Interest in the amounts received by the Trustee and required to be distributed to Certificateholders on such Distribution Date pursuant to the terms of the Trust Agreement.

Except as otherwise provided in the Trust Agreement and notwithstanding the foregoing, distributions payable on the Final Schedule Distribution Date will be made only upon presentation and surrender of this Certificate at the designated office of the Trustee.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a trust, the certificateholders of which are treated as the owners thereof under Section 671 of the Code, for U.S. federal income tax purposes.

3

THE TRUST AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Unless the certificate of authentication hereon has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder, upon request (free of charge), during normal business hours at the Corporate Trust Office of the Trustee, located initially at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, and at such other places, if any, designated by the Trustee.

Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

Incapital Trust Products Trust ___________

By: U.S. Bank National Association, as Trustee

By:

Authorized Signatory
Dated:

4

Trustee's Certificate of Authentication:

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated:	U.S. Bank National Association,
as Trustee

By:

Authorized Signatory

5

[REVERSE OF CERTIFICATE]
Incapital Trust Products Trust ___
Pass-Through Certificate

The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the designated office of the Trustee, accompanied by a written instrument of transfer in form and substance satisfactory to the Trustee duly completed and executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Certificate Principal Balance will be issued to the designated transferee.

As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Certificate is exchangeable for new Certificates of authorized denominations representing the same aggregate Certificate Principal Balance, as requested by the Holder surrendering the same. The Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith and any expenses reasonably incurred by the Trustee, except as otherwise specified in the Trust Agreement.

The Certificates are issuable only in registered form without coupons initially in denominations of $1,000.

Prior to due presentment for registration of transfer, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement.

Notwithstanding anything contained in the Trust Agreement to the contrary, the Trust Agreement has been accepted by the Trustee, not in its individual capacity but solely as Trustee. In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements of the Depositor delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and, except as expressly specified in Section 8.05 of the Trust Agreement, under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust. This Certificate does not represent an interest in or obligation of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided in the Trust Agreement.

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[Include if this Certificate is a Global Certificate]

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE

The following notations in respect of changes in the outstanding Certificate Principal Balance of this Global Certificate have been made in respect of a Removal Event or a Special Distribution Date resulting from the optional redemption of Underlying Notes:

Date	Initial Certificate Principal Balance	Change in Outstanding Principal Balance	New Certificate Principal Balance	Notation Made by

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Annex A

FORM OF NOTICE OF REMOVAL OF
UNDERLYING NOTES FROM TRUST PROPERTY

[Name and Address of Certificateholder]

Re:  Incapital Trust Products Trust ___
Pass-Through Certificates

We hereby notify you in accordance with Section 3.08(a) of the Trust Agreement, dated as of _____, 201_, (the "Trust Agreement"), among Incapital Trust Products LLC, as Depositor, U.S. Bank National Association, as trustee and securities intermediary, U.S. Bank Trust National Association, as Delaware trustee and Incapital Holdings LLC, as administrative agent, [of the occurrence of a Removal Event/Wind-up Event with respect to the following Underlying Notes: [specify series or issue of Underlying Notes and specific Removal Event/Wind-up Event]] [that the following series or issue of Underlying Notes are subject to removal from the Trust Property in accordance with Section 3.11 of the Trust Agreement.]

[In accordance with Section 3.08/3.09, you have the right to have the administrative agent sell your pro rata portion of the Underlying Notes [subject to removal and receive the proceeds thereof]. If you choose to exercise this option, please notify us no later than three Business Days from your receipt of this notification by completing and returning to our attention, the form of notice specified in Annex B to the Trust Agreement.] [[If you choose not to exercise this option,] we will distribute to you your pro rata portion of the Underlying Notes subject to removal.]

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust Agreement.

INCAPITAL HOLDINGS LLC

By:
Name:
Title:

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Annex B

FORM OF NOTICE OF ELECTION TO SELL

[Administrative Agent]
Attention: Corporate Trust Administration

Re:         Incapital Trust Products Trust ___
Pass-Through Certificates

The undersigned Holder of this Certificate hereby irrevocably exercises the option to effect the sale of its pro rata portion of the Underlying Notes subject to removal as specified in the notice received by the Trustee on _______, 201_, with respect to the following Underlying Notes: [specify series or issue of Underlying Notes subject to removal] in accordance with the terms of the Trust Agreement, dated as of _______ (the "Trust Agreement"), among Incapital Trust Products LLC, as Depositor, U.S. Bank National Association, as trustee and securities intermediary, U.S. Bank Trust National Association, as Delaware trustee, and Incapital Holdings LLC, as administrative agent.

Dated:______________________                                                                Signature________________________________

Signature Guarantee: _________________________

Social Security or other
Taxpayer Identification
Number, if any: ____________________________________

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